UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under §240.14a-12

Acadia Realty Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X] No fee required.

[ ] Fee paid previously with preliminary materials.

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2026

TO THE COMPANY'S SHAREHOLDERS:

Please take notice that the annual meeting of shareholders (the “Annual Meeting”) of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”, “Acadia”, “we”, “us” or “our”), will be held on Wednesday, May 13, 2026, at 1:00 p.m., EDT. This year's Annual Meeting will be a completely virtual meeting of shareholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/AKR26. Prior to the Annual Meeting, you will be able to authorize a proxy to vote your shares at www.proxyvote.com. The Annual Meeting will be held for the purpose of considering and voting upon:

1.	The election of eight individuals as Trustees, each to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualify;

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026;

3.	The approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed in the accompanying Proxy Statement; and

4.	Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Trustees of the Company recommends a vote “FOR” each of the nominees for election as a Trustee and “FOR” each of proposals 2 and 3. You should carefully review the accompanying Proxy Statement which contains additional information on each of the proposals.

The Board of Trustees has fixed the close of business on March 16, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

By order of the Board of Trustees

Jason Blacksberg, Secretary

March 31, 2026

WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL MEETING, WE ARE REQUESTING THAT YOU AUTHORIZE A PROXY TO VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET OR THAT YOU COMPLETE AND RETURN THE PROXY CARD, IF YOU REQUESTED PAPER PROXY MATERIALS. VOTING INSTRUCTIONS ARE PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, OR, IF YOU REQUESTED PRINTED MATERIALS, THE INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD AND INCLUDED IN THE ACCOMPANYING PROXY STATEMENT.

ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO THE MEETING, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE DURING THE MEETING. WE NOTE THAT ATTENDANCE ALONE IS NOT SUFFICIENT TO REVOKE A PREVIOUSLY AUTHORIZED PROXY. IT IS IMPORTANT THAT YOU VOTE YOUR COMMON SHARES AT THE MEETING. YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL MEETING VIA LIVE WEBCAST BY VISITING WWW.VIRTUALSHAREHOLDERMEETING.COM/AKR26, BUT YOU SHOULD SUBMIT A PROXY BY INTERNET OR MAIL PRIOR TO THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND.

ACADIA REALTY TRUST

411 THEODORE FREMD AVENUE, SUITE 300, RYE, NEW YORK 10580

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

May 13, 2026

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board of Trustees” or the “Board”) of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), for exercise at the annual meeting of shareholders scheduled to be held on Wednesday, May 13, 2026, at 1:00 p.m., EDT, via live webcast at www.virtualshareholdermeeting.com/AKR26, or any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about March 31, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 13, 2026. This Proxy Statement and the Company's 2025 Annual Report to shareholders are available electronically at www.acadiarealty.com/proxy.

The Company will bear the costs of the solicitation of its proxies in connection with the Annual Meeting, including the costs of retaining a third party that will assist the Company in preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, the Board of Trustees, officers and employees of the Company may solicit proxies in connection with the Annual Meeting by e-mail, telephone, personal interviews or otherwise. Trustees, officers and employees will not be paid any additional compensation for soliciting proxies. Arrangements have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of beneficial interest of the Company (the “Common Shares”), held of record by such persons or firms with their nominees, and in connection therewith, such intermediaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding the materials.

All properly executed and unrevoked proxies that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the specification thereon. If no specification is made, signed proxies will be voted “FOR” each of the nominees for election as a Trustee, “FOR” each of proposals 2 and 3, in each case as set forth in the Notice of Annual Meeting.

You may revoke your proxy:

•	by submitting a later-dated proxy either (i) on the Internet, (ii) by telephone by following the instructions on your proxy or voting card, or (iii) to the address shown on your proxy or voting card;

•	electronically during the Annual Meeting at www.virtualshareholdermeeting.com/AKR26 when you enter your 16-Digit Control Number, which is available on your proxy card;

•

if you are a holder of record, by (i) delivering by mail to the Company's Corporate Secretary at or prior to the Annual Meeting an instrument revoking your proxy or (ii) delivering a subsequently dated proxy with respect to the same Common Shares to the Company’s Corporate Secretary at or prior to the Annual Meeting.

Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Corporate Secretary, Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580.

The Board of Trustees recommends a vote “FOR” each of the nominees for election as a Trustee, “FOR” each of proposals 2 and 3.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Trustees has fixed the close of business on March 16, 2026 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on March 16, 2026, there were 131,067,861 Common Shares outstanding. Holders of Common Shares are entitled to one vote for each Common Share registered in their names on the record date. The presence, in person or by proxy, of the holders of Common Shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting.

The affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting at which a quorum is present is required for (i) the election of each Trustee, (ii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026, and (iii) the approval, on a non-binding advisory basis of a resolution approving the compensation of the Company's Named Executive Officers as described in this Proxy Statement. With respect to any of the foregoing, an “affirmative vote of a majority of all the votes cast” means that the number of votes cast “for” such Trustee-nominee or proposal must exceed the number of votes cast “against” such Trustee-nominee or proposal. There is no cumulative voting in the election of Trustees.

With respect to a particular Trustee-nominee or any of proposals 2 and 3, holders of Common Shares may vote for or against such Trustee-nominee or proposal by marking “FOR” or “AGAINST,” respectively, on their proxy card. Alternatively, holders of Common Shares may abstain from voting on a particular Trustee-nominee or proposal by marking “ABSTAIN” on their proxy card. Proxies marked “ABSTAIN” (or for which no vote is indicated) are included in determining the presence of a quorum for the Annual Meeting. Except with respect to broker non-votes (see below), properly authorized proxies for which no vote is indicated are treated as votes cast and are voted in accordance with the recommendation of the Board of Trustees as set forth in this Proxy Statement. Accordingly, signed proxies returned without specific voting instructions will be voted “FOR” each of the nominees for election as a Trustee and “FOR” each of proposals 2 and 3. Proxies marked “ABSTAIN,” on the other hand, are not treated as votes cast with respect to any Trustee-nominee or on proposals 2 and 3, and thus are not the equivalent of votes for or against a Trustee-nominee or on any of the other proposals, as the case may be, and will not affect the vote with respect to those matters.

A “broker non-vote” occurs when a nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Of the proposals to be voted upon at the Annual Meeting, the only vote that a nominee may cast without receiving instructions from the beneficial owner is the vote to ratify the appointment of the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

MATTERS TO BE CONSIDERED AND VOTED ON AT OUR 2026 ANNUAL MEETING

Proposal	Board Recommendation	Page
Proposal No. 1: Election of Trustees	FOR each nominee	X
Proposal No. 2: Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026	FOR	X
Proposal No. 3: Approval, on Non-Binding Advisory Basis of Named Executive Officer Compensation as described in this Proxy Statement	FOR	X

DETAILS REGARDING THE VIRTUAL ANNUAL MEETING

The Annual Meeting will be held online on Wednesday, May 13, 2026, at 1:00 p.m., EDT, via live webcast. Shareholders of record as of the close of business on March 16, 2026 will be able to attend, participate in, and vote at the Annual Meeting online by accessing www.virtualshareholdermeeting.com/AKR26 and following the log in instructions below. Even if you plan to attend the Annual Meeting online, we recommend that you authorize a proxy to vote your shares as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m., EDT. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our shareholders to log in and test the computer audio system. We encourage our shareholders to access the Annual Meeting prior to the start time.

Log in Instructions. To attend the Annual Meeting, log in at http://www.virtualshareholdermeeting.com/AKR26. Shareholders will need their unique 16-digit control number, which appears on the front of your voting instrument. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 2, 2026, so that you can be provided with a control number and gain access to the Annual Meeting. If, for any reason, you are unable to locate your control number, you will still be able to join the Annual Meeting as a guest by accessing www.virtualshareholdermeeting.com/AKR26 and following the guest log-in instructions; you will not, however, be able to vote or ask questions.

Submitting Questions at the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer appropriate questions of general shareholder interest submitted during the meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Any appropriate questions of general shareholder interest submitted during the Annual Meeting that are pertinent to the Company and Annual Meeting matters and any answers thereto provided by management (including any such questions that were not answered during the Annual Meeting due to time constraints) will be made available in the “Investors – Annual Meeting” section of the Company’s website promptly following the Annual Meeting.

Technical Assistance. Beginning 30 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, call our support team, the contact for which will be posted on www.virtualshareholdermeeting.com/AKR26.

Availability of Live Webcast to Team Members and Other Constituents. The live audio webcast will be available to not only our shareholders but also to our team members and other constituents. Such constituents will be able to attend the virtual Annual Meeting by accessing www.virtualshareholdermeeting.com/AKR26 and following the guest log-in instructions; they will not, however, be able to vote or ask questions.

PROPOSAL 1 - ELECTION OF TRUSTEES

There are eight nominees for election as Trustees, each to serve for a one-year term, expiring at the 2027 annual meeting of shareholders and until their respective successors are duly elected and qualify. Election of each Trustee requires the affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting.

As stated elsewhere herein, the enclosed proxy will be voted “FOR” the election as a Trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as Trustees of the Company. Management believes that all of the nominees are willing and able to serve the Company as Trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the authority to vote or refrain from voting for other nominees in accordance with their discretion.

Trustee Independence

Upon the election of all nominees, the Company will meet and exceed the New York Stock Exchange (“NYSE”) requirement for a majority of independent Trustees serving on the Board of Trustees. The Board of Trustees has affirmatively determined that each of Messrs. Denien, McIntyre, Spitz, Wielansky and Zoba, and Mss. Thurber and Woodhouse is independent under the NYSE listing standards. In determining this, the Board of Trustees considered, among others, transactions and relationships between each Trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board of Trustees has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent under the criteria for independence set forth in the NYSE listing standards.

Nominees for Election as Trustees

The table below provides a summary of information about the nominees for election as Trustees. We believe each of our nominees brings a different variety of experience in the listed core competencies and contributes to the collective significant expertise of the Board. This summary is not intended to be an exhaustive list of our nominees’ skills, and further information on each nominee’s experience, skills and qualifications is set forth in the biographies on pages 6 to 10 below.

Committee Memberships
Name	Independent	Audit	Compensation	Nominating and Corporate Governance	Investment/Capital Markets	CEO/President/Founder	REIT/Real Estate	Consumer Retail	Real Estate Development	Investment/Capital Markets	Financial Expertise*	Other Public Company Board / Corporate Governance Oversight	Risk Management	Human Capital Management
Kenneth F. Bernstein	No					✓	✓	✓	✓	✓			✓	✓
Mark A. Denien*	Yes						✓		✓	✓	✓	✓	✓	✓
Kenneth A. McIntyre*	Yes					✓	✓	✓		✓	✓	✓	✓	✓
William T. Spitz	Yes					✓	✓		✓	✓			✓	✓
Lynn C. Thurber*	Yes					✓	✓	✓		✓	✓	✓	✓	✓
Lee S. Wielansky*	Yes					✓	✓	✓	✓	✓	✓	✓	✓	✓
Hope B. Woodhouse*	Yes					✓	✓			✓	✓	✓	✓	✓

C. David Zoba	Yes	✓	✓	✓	✓	✓	✓	✓	✓

Notes:

* Denotes qualification as an Audit Committee Financial Expert under Securities and Exchange Commission (“SEC”) rules in connection with service on an audit committee at the Company or other public company.

Kenneth F. Bernstein, age 64

Professional Experience: Mr. Bernstein has been Chief Executive Officer (“CEO”) of the Company since January of 2001. He has been the President and a Trustee of the Company since August 1998, when the Company acquired substantially all of the assets of RD Capital, Inc. (“RDC”) and its affiliates. From 1990 to August 1998, Mr. Bernstein was the Chief Operating Officer of RDC. In such capacity, he was responsible for overseeing the day-to-day operations of RDC, its management companies, and its affiliated partnerships. Prior to joining RDC, Mr. Bernstein was an associate at the New York law firm of Battle Fowler, LLP. Mr. Bernstein sits on the Board of Trustees of the International Council of Shopping Centers and served as its 2017/2018 Chairman. He has previously served as a co-chair of the Board of Governors for the National Association of Real Estate Investment Trusts (“Nareit”) and is a member of Urban Land Institute (“ULI”) and the Real Estate Roundtable. He is also a member of the World President’s Organization (YPO-WPO), where he was the founding chairman of the Real Estate Network and currently sits on the Board of Advisors. Mr. Bernstein is a member of the Board of Trustees of Golub Capital. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law.

Trustee Qualifications: The Board believes Mr. Bernstein's qualifications as a Trustee include his extensive real estate, management and board experience, highlights of which are listed below:

• service as President and CEO of the Company for the past 22 years;

• extensive network of contacts in the real estate industry and his leadership positions with various industry and business associations;

• five years of experience as a real estate attorney;

• eight years of experience as the Chief Operating Officer of a private real estate company; and

• three years of experience as the Chief Operating Officer of a public real estate company.

Mark Denien, age 59

Professional Experience: Mr. Denien has been a Trustee of the Company since October 2022. Mr. Denien has over 30 years of financial experience in the real estate industry, having served multiple executive roles from 2005 to October 2022 at Duke Realty Corporation (“Duke Realty”), a publicly traded REIT in the S&P 500, prior to its merger with Prologis, Inc. (“Prologis”) in 2022. Mr. Denien most recently served as Executive Vice President, Chief Financial Officer of Duke Realty, a role he held since 2013. As Chief Financial Officer, Mr. Denien oversaw all financial functions for the company, including capital markets, accounting, taxation, investor relations, treasury, and information technology. Mr. Denien is also a Certified Public Accountant, and prior to joining Duke Realty, he was an audit and advisory partner for KPMG, LLP (“KPMG”), focused on the real estate and construction industries. He began his career with KPMG in 1989. Mr. Denien has been a member of the board of directors of Sun Communities, Inc. since May 2025 and is a member of the audit committee. Mr. Denien has been a member of the board of directors of JLL Income Property Trust since June 2025 and is a member of the audit committee and the nominating, governance and compensation committee. Mr. Denien is currently a member of the Board of Directors of Goodwill Industries of Central and Southern Indiana. He is also an advisory board member of the Indiana University Center for Real Estate Studies and a member of the investment committee for the University’s real estate private equity fund. In addition, Mr. Denien is a real estate and finance guest lecturer at Indiana University.

Trustee Qualifications: The Board believes Mr. Denien’s qualifications as a Trustee include his extensive real estate investment, capital markets and accounting experience, highlights of which are listed below:

•
experience as CFO of Duke Realty for over 9 years;
•
qualification as an “audit committee financial expert” under applicable SEC rules;
•
experience as a partner at KPMG, focusing on publicly traded real estate companies;
•
service on the investment committee of a real estate private equity fund; and
•
over 30 years’ experience in the real estate industry

Kenneth A. McIntyre, age 65

Professional Experience: Mr. McIntyre has been a Trustee of the Company since March 2021. Mr. McIntyre has over 25 years of experience in the commercial real estate industry. He is the CEO of the Real Estate Executive Council (“REEC”), a trade association for minority executives in the commercial real estate industry, and the founder and Managing Principal of PassPort Real Estate, LLC, a New York-based consulting firm focused on commercial real estate, infrastructure and diversity. Mr. McIntyre previously served as the Executive Advisor for the Office of Diversity and Inclusion at the Port Authority of New York and New Jersey, and as the Executive Director for The Real Estate Associates Program, a non-profit that is focused on increasing the diversity of talent in the commercial real estate industry. Mr. McIntyre was a Senior Vice President and Head of Commercial Real Estate at Hudson City Savings Bank from May 2014 to May 2016. Prior to joining Hudson City Savings Bank, Mr. McIntyre was a Managing Director in MetLife’s Real Estate Investments Group, where he was also a voting member of the Investment Committee for Commercial Mortgages. Prior to joining MetLife, Mr. McIntyre held senior origination and relationship management roles at KeyBank, GE Capital, UBS and Chase. Mr. McIntyre currently is a member of the Board of Directors of Newmark Group, Inc. (Nasdaq: NMRK), where he serves as Chair of the Corporate Responsibility Committee (“CRC”) and Audit Committees, and as a member of the Compensation Committee and is also a Member of the Board of Governors for the Real Estate Board of New York. In addition, Mr. McIntyre serves on the Boards of the National Jazz Museum of Harlem, the Yorkville Youth Athletic Association, and R*E*N*T. Mr. McIntyre earned a B.S. in Economics with a concentration in Finance from Florida A&M University.

Trustee Qualifications: The Board believes Mr. McIntyre's qualifications as a Trustee include his executive, financial management, and board experience, highlights of which are listed below:

• role as CEO of REEC;

• former position as Head of Commercial Real Estate at Hudson City Savings Bank;

• former position as Managing Director in MetLife’s Real Estate Investments Group;

• service on numerous boards of directors, including another publicly traded real estate company;

• previous service as Executive Advisor for the Office of Diversity and Inclusion at the Port Authority of New York and New Jersey;

•
current service as a member of CRC, Audit, and Compensation Board Committees of Newmark Group, Inc.;
•
qualification as an “audit committee financial expert” as the term is defined by the SEC, with respect to service on another public company board of directors; and
•
over 25 years of experience in the commercial real estate industry, with experience across commercial asset types, including retail.

William T. Spitz, age 74

Professional Experience: Mr. Spitz has been a Trustee of the Company since August 2007. Mr. Spitz is a principal and past Director of Diversified Trust Company, a private wealth management trust company. He served as Vice Chancellor for Investments and Treasurer of Vanderbilt University, Nashville, Tennessee from 1985 to July 2007. As Vice Chancellor for Investments at Vanderbilt, Mr. Spitz was responsible for managing the University's $3.5 billion endowment. He was also a member of the Senior Management Group of the University, which is responsible for the day-to-day operations of the institution. During his tenure, the Vanderbilt endowment earned returns in the top 10% of a broad universe of endowments for multiple time frames. While at Vanderbilt, Mr. Spitz conducted asset allocation studies and implemented detailed investment objectives and guidelines, developed a comprehensive risk management plan, invested in approximately two hundred limited partnerships in five illiquid assets classes, selected new custodians for both the endowment fund and the University's charitable remainder trusts and implemented a more aggressive approach to working capital management, which increased returns by 2% per annum. In addition, Mr. Spitz was also on the faculty of Vanderbilt University as Clinical Professor of Management at the Owen Graduate School of Management. He has also held various high-level positions with successful asset management companies and has served on the boards of several companies, including Cambium Global Timber Fund, The Common Fund, MassMutual Financial, and the Bradford Fund. He has also served on multiple advisory committees, including Acadia's Opportunity Fund Advisory Boards, on which he served from 2001 to July 2007. Mr. Spitz is a published author and frequent speaker at industry conferences and seminars.

Trustee Qualifications: The Board believes Mr. Spitz's qualifications as a Trustee include his asset management experience as well as real estate development, board, fund, and REIT experience, highlights of which are listed below:

• former role as Vice Chancellor for Investments and Treasurer of Vanderbilt University for over 20 years;

• former responsibilities managing Vanderbilt University's multi-billion dollar endowment fund;

• high-level positions with successful asset management companies;

• service on the boards of directors of several companies;

• service on multiple fund advisory committees, including, previously, the Company's fund advisory boards;

• involvement in numerous real estate development projects;

• former position as director of a private REIT;

• past service on the audit committee of MassMutual; and

• qualification as a chartered financial analyst.

Lynn C. Thurber, 79

Professional Experience: Ms. Thurber has been a Trustee of the Company since March 2016. Ms. Thurber is past chairman (2007-2017) of LaSalle Investment Management, a global real estate money management firm with over $55 billion of assets under management, investing in private real estate as well as publicly traded real estate companies on behalf of institutional and individual investors. Prior to becoming chairman of LaSalle Investment Management, Ms. Thurber was CEO of LaSalle Investment Management from March 2000 to December 2006 and co-president from December 1994 to March 2000. Prior to Alex Brown, Kleinwort Benson (“ABKB”) Realty Advisors’ merger with LaSalle Partners in 1994, Ms. Thurber was CEO of ABKB. Before joining ABKB in 1992, she was a principal at Morgan Stanley & Co. Ms. Thurber is a part-time employee of LaSalle Investment Management, an independent subsidiary of JLL Incorporated (NYSE: JLL) (2018-Present) for the purpose of serving as chairman of the board of JLL Income Property Trust, an SEC registered, non-traded REIT. Ms. Thurber served on the Board of Duke Realty from 2008 until the closing of its acquisition by Prologis in 2022. Ms. Thurber is a trustee and a past global Chairman of ULI-Urban Land Institute, and is a past member of the advisory board and past Chair for ULI’s Randall Lewis Center for Sustainability in Real Estate. In addition, Ms. Thurber is currently a member of the Wellesley College Business Leadership Council and a member of the board of the Bitterroot Land Trust. Ms. Thurber was the 2013 recipient of the Landauer White award from the Counselors of Real Estate and the 2015 recipient of the Lifetime Achievement Award from the ULI District Council of Chicago. Ms. Thurber earned an MBA from Harvard Business School and an A.B. from Wellesley College.

Trustee Qualifications: The Board believes Ms. Thurber’s qualifications as a Trustee include her extensive real estate investment, capital markets and board experiences, highlights of which are listed below:

• experience as CEO, Co-president or Chairman of real estate investment management companies for over 22 years;

• extensive experience investing in and managing real estate properties, including retail shopping centers, neighborhood and community centers and mixed-use properties;

• experience in investing and managing real estate in private fund entities on behalf of institutional investors for 26 years;

• qualification as an “audit committee financial expert” as that term is defined by the SEC;

• current service on one SEC registered non-traded REIT, and past service on another public REIT board and numerous private real estate fund and company boards;

• service on audit, finance, nominating and compensation committees of real estate company boards; and

• over 40 years’ experience in the real estate industry.

Lee S. Wielansky, age 74

Professional Experience: Mr. Wielansky has been a Trustee of the Company since May 2000 and the Lead Trustee since 2004. Mr. Wielansky has been Chairman and CEO of Midland Development Group, Inc., which focuses on the development of retail properties in the Midwestern and Southeastern United States, since May 2003. From November 2000 to March 2003, Mr. Wielansky served as CEO and President of JDN Development Company, Inc. and a director of JDN Realty Corporation through its merger with Developers Diversified Realty Corporation in 2003. He was also a founding partner and CEO of Midland Development Group, Inc. from 1983 through 1998 when the company sold its assets to Regency Centers Corporation (NASDAQ: REG). Mr. Wielansky is a member of the Board of Brookdale Senior Living (NYSE: BKD) and a member of the National Association of Corporate Directors.

Trustee Qualifications: The Board believes Mr. Wielansky's qualifications as a Trustee include his real estate development, public company board, fund, asset management and CEO experience, highlights of which are listed below:

• over 40 years of real estate development experience;

• his role in developing over 150 shopping centers;

• his service as Chairman and CEO of Midland Development Group, Inc., which focused on the development of retail properties in the Mid-western and Southeastern United States, since May 2003;

• service on the boards of directors of four public companies, including one other current public company directorship;

• service on compensation and audit committees;

• current service as the Lead Trustee of the Company, a position he has held since 2004;

•
qualification as an “audit committee financial expert” as that term is defined by the SEC, with respect to service on another public company board of directors;

• responsibility for the asset management of 100 properties, accounting for over 11 million square feet;

• former position as CEO of JDN Development Company; and

• former position as Senior Vice President and Director of Regency Centers.

Hope B. Woodhouse, age 69

Professional Experience: Ms. Woodhouse has been a Trustee of the Company since January 2023. Ms. Woodhouse served as Chief Operating Officer (“COO”) and as a member of the management committee of Bridgewater Associates, Inc., a global SEC Registered Investment Advisor from 2005 to 2009. As COO she was responsible for Accounting, Operations, Compliance, Counterparty Relations, Finance, Human Resources and Facilities. Between 2003 and 2005, Ms. Woodhouse was President and COO of Auspex Group, L.P., a global macro hedge fund. She was COO and a member of the management committee of Soros Fund Management LLC, a global investment company from 2000 to 2003. Prior to that, she was Treasurer of the Funds at Tiger Management L.L.C. from 1998 to 2000 and before that she was a Managing Director for Fixed Income at Salomon Brothers Inc. from 1983 to 1998. Ms. Woodhouse presently serves as an independent director on the Boards of Two Harbors Investment Corp. (NYSE: TWO), where she has served since 2012 and is chair of the Risk Audit Committee and member of the Risk Committee, and Granite Point Mortgage Trust Inc. (NYSE: GPMT), where she has served since 2017 and is chair of the Compensation Committee and a member of the Nominating and Corporate Governance and Audit Committees. In 2023, Ms. Woodhouse joined the Board of Monro, Inc. (Nasdaq: MNRO) and is currently a member of the Audit and Compensation Committees. Ms. Woodhouse previously served as a director of Piper Jaffray Companies (NYSE: PIPR), Seoul Securities Co. Ltd., Soros Funds Limited, The Bond Market Association and as a member of the investment committee at Phillips Academy, Andover, Massachusetts. Ms. Woodhouse also is a trustee of the Tiger Foundation. Ms. Woodhouse received an A.B. degree in Economics from Georgetown University and an M.B.A. from Harvard Business School.

Trustee Qualifications: The Board believes Ms. Woodhouse’s qualifications as a Trustee include her extensive capital markets and investment experience across a wide range of products and markets as well as her board experiences, highlights of which are listed below:

•
over 25 years in executive management roles at top-ranked, global alternative asset management firms and broker dealers;
•
current and prior service on the board of directors of publicly traded REITs and broker-dealers where she has served on the Audit, Compensation, Nominating and Governance and Risk Committees. She has chaired both Compensation and Risk committees;
•
experience in managing non-investment functions of large financial institutions such as: global financing, securities operations, compliance, finance and accounting, risk, technology, human resources and facilities; and
•
qualification as an “audit committee financial expert” as the term is defined by the SEC, with respect to service on another public company board of directors.

C. David Zoba, age 74

Professional Experience: Mr. Zoba has been a Trustee of the Company since August 2015. Mr. Zoba retired on January 31, 2016 from his position as Senior Real Estate Strategy advisor for Gap Inc. (NYSE: GPS) that he held since 2015, after having served, since 2009, as Senior Vice President of Global Real Estate and Store Development for Gap Inc., the $15 billion retailer operating as Gap, Banana Republic, Old Navy, Athleta, and Outlet Brands. Immediately prior to joining Gap, Inc., Mr. Zoba was Principal and COO for Steiner + Associates, one of the country's most respected mixed-use retail developers. Mr. Zoba was Chairman of Jones Lang LaSalle Incorporated’s (“JLL”) Global Retail Leasing Board from 2015-2022, and now serves as Senior Advisor to JLL. Mr. Zoba is also a past Trustee of the International Council of Shopping Centers and is a consultant to QC Terme (U.S.) Corp., an Italian based spa and wellness company on their expansion in North America. Mr. Zoba also serves on the Board of Café Rio, Inc., White Water Express Car Wash, LLC and V/O Med Spas. All three are portfolio companies of Freeman Spogli & Co., a private equity firm, where he serves as an Industry Executive. From November 2004 through April 2006, Mr. Zoba served as President and COO of Premier Properties, a real estate development company. From 2001 through late 2004, Mr. Zoba worked for Galyan’s Trading Company, Inc., where, as Executive Vice President, he helped create and launch a specialty sporting goods retailer that later became part of Dick's Sporting Goods. In the mid-1990s, Mr. Zoba was with The Limited and served as Chief Transaction Attorney and then expanded his responsibilities significantly to other areas during his seven years there. Mr. Zoba earned his undergraduate degree from Harvard University and attended the London School of Economics for graduate studies. Mr. Zoba has a Juris Doctorate from Case Western Reserve University Law School.

Trustee Qualifications: The Board believes Mr. Zoba’s qualifications as a Trustee include his extensive retail, real estate and board experiences, highlights of which are listed below:

• management of real estate transactions and professionals for Gap Inc.'s 3,300 retail stores operating in 10 countries;

• experience as a chief transaction attorney;

• experience in growing retail brands in both North America and globally;

• service on the boards of directors of several companies; and

• experience in supporting the strategy and growth of the retail leasing business for global real estate services and consulting businesses.

Vote Required; Recommendation

The election to the Board of Trustees of each of the eight nominees will require the affirmative vote of a majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting.

The Board of Trustees unanimously recommends that the shareholders vote “FOR” the election of each of the eight nominees to the Board of Trustees.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted “FOR” the election of each nominee.

Because the election of nominees to the Board of Trustees is a non-routine matter under the listing standards of the NYSE, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in “street name” are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 and has directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm is not required by the Company's Declaration of Trust, Bylaws or otherwise. However, the Audit Committee is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. Notwithstanding the ratification of, or failure to, ratify the appointment, the Audit Committee of the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

Representatives of Deloitte & Touche LLP, the Company's auditors for the fiscal year ended December 31, 2025, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Board of Trustees unanimously recommends that the shareholders vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Unless otherwise indicated by a shareholder on a proxy, shares will be voted “FOR” such ratification. Because the ratification of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter under the listing standards of the NYSE, brokerage firms, banks, and other nominees who hold Common Shares on behalf of clients in “street name” may vote such Common Shares in their discretion if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

PROPOSAL 3 – NON-BINDING ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is seeking a non-binding, advisory shareholder vote approving the compensation of Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules and as discussed in the Company’s “Compensation Discussion and Analysis,” the compensation tables and any related material. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's Named Executive Officers and the compensation-related policies and practices described in this Proxy Statement.

The Board and management have thoughtfully designed the Company's executive compensation philosophy, policies and programs tailored with the understanding of the Company's business and the strategic mission of the Company.

The Compensation Committee's executive compensation objectives are as follows:

1.
Motivating the Company's Named Executive Officers to create maximum shareholder value;
2.
Providing incentives to the Company's Named Executive Officers that reward dedication, hard work and success;
3.
Providing a compensation program that ensures “pay for performance;”
4.
Aligning the interests of the Company's Named Executive Officers and shareholders as closely as possible;
5.
Aligning the interests of the Company's Named Executive Officers and the Company's external joint venture partners as closely as possible;
6.
Creating the right mix of long-term incentives to motivate and to retain the Company's Named Executive Officers; and
7.
Creating an incentive compensation program that can go beyond the Company's Named Executive Officers and be utilized throughout the organization.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to approve the non-binding advisory resolution approving the Company's executive compensation program for Named Executive Officers as set forth in this Proxy Statement. Because the shareholder vote is advisory, the results will not be binding. However, the Compensation Committee and the Board will take the outcome of the vote expressed by the shareholders into consideration for future executive compensation arrangements.

The Board of Trustees unanimously recommends that the shareholders vote “FOR” the approval, on a non-binding advisory basis, of the Company's compensation program for Named Executive Officers as set forth in this Proxy Statement.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted “FOR” the approval of the executive compensation.

Because this proposal is a non-routine matter under the rules of the NYSE, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in “street name” are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

BOARD OF TRUSTEES

Trustee Meetings and Attendance

During 2025, the Board of Trustees held two telephonic meetings and four in person meetings, the Audit Committee held five telephonic meetings, the Compensation Committee held one telephonic meeting and two in person meetings, the Nominating and Corporate Governance Committee held two telephonic meetings and one in person meeting, and the Investment/Capital Markets Committee held numerous telephonic discussions to discuss potential transactions. The Board of Trustees believes consistent attendance with a minimum of missed meetings is important in carrying out the responsibilities of being a Trustee. In 2025, each incumbent Trustee attended at least 75% of (i) the total number of meetings of the Board held during the period for which he or she was a Trustee, and (ii) the total number of meetings of all committees of the Board on which the Trustee served during the periods that he or she served.

The Company does not have a formal policy requiring Trustees to be present at the Annual Meeting, although the Company does encourage their attendance. All of the Trustees virtually attended the 2025 Annual Meeting of Shareholders.

Board Leadership Structure

The Board’s Lead Trustee and the CEO generally provide leadership of the Board. The Company does not have a chairperson of the Board. Mr. Wielansky, an independent Trustee who serves as a member of the Investment/Capital Markets Committee, has been selected by the Board to serve as the Lead Trustee. The duties of the Lead Trustee include, without limitation, the following:

•
to chair and facilitate discussions among the independent Trustees;
•
to facilitate communication between the independent Trustees, the CEO and management;
•
to facilitate proper flow of information to the Board by reviewing the adequacy and timing of materials in support of management’s proposals;
•
to assist in the planning and preparation of meetings of the independent Trustees and meetings of the Board, including the preparation of the agendas for such meetings;
•
to ensure that members of the Board are contributing to Board discussions as needed;
•
to discuss committee structure, including assignments of members and committee chairpersons, with the Nominating and Corporate Governance Committee, as needed;
•
to be available to participate in any and all committee meetings, as needed;
•
to act, individually or in addition to other Trustees, as the spokesperson of the independent Trustees in matters dealing with external groups: shareholders, creditors, consumer groups, local communities, federal, state and local governments and the press, as appropriate; and
•
to carry out other duties as requested by the CEO and Board as a whole, depending on need and circumstances.

The Lead Trustee has final say on the agenda for all Board meetings.

The CEO presides over the regular meetings of the Board of Trustees, calling each meeting to order and leading the Trustees through the agenda items. The Lead Trustee presides over all meetings of non-management Trustees held in executive session. “Non-management” Trustees are all those who are not Company officers and include Trustees, if any, who are not “independent” by virtue of the existence of a material relationship with the Company (although all of the current non-management Trustees are also independent). An executive session is held in conjunction with each regularly scheduled Board meeting and other executive sessions may be called by the Lead Trustee in his own discretion or at the request of the Board. The Lead Trustee's responsibilities are more fully described in the Company's Corporate Governance Guidelines, which are available on the Company's website at www.acadiarealty.com in the “Investors - Corporate Governance” section. Please note that the information on, or accessible through, the Company's website is not incorporated by reference in this Proxy Statement.

Because the CEO is the Trustee most familiar with the Company's business and industry and best equipped to effectively identify strategic priorities and lead the discussion regarding the execution of the Company's strategy, he usually leads discussion at Board meetings. Independent Trustees and management have different perspectives and roles in strategy development. The Company's independent Trustees bring experience, oversight and expertise from outside the Company, while the CEO brings company-specific experience and expertise. The Board believes that its leadership structure is appropriate because it results in an appropriate balance between independent leadership through the use of a Lead Trustee and strategic considerations, which result from the CEO leading the discussions on most Board topics.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Compensation, Nominating and Corporate Governance and Investment/Capital Markets Committees. Each committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

The functions of each committee, are detailed in its respective committee charter, which may be found, in addition to the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy, on the Company’s website at www.acadiarealty.com in the “Investors - Corporate Governance” section. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. Copies of these materials are also available to shareholders upon written request to the Company's Corporate Secretary, Acadia Realty Trust 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580.

Audit Committee

The Audit Committee has authority to engage the Company's independent registered public accounting firm and review the scope and results of the audit. The Audit Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Audit Committee's examinations and the choice of the Company's independent registered public accounting firm are reported to the full Board of Trustees. The Audit Committee includes no officers or employees of the Company or any of its subsidiaries.

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, each of whom is “independent,” as defined by the listing standards of the NYSE and at least one of whom is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K.

The members of the Audit Committee as of the end of the last fiscal year were: Mr. Denien, who has served since 2022 (Chair), Ms. Thurber, who has served since 2016, Mr. Spitz, who has served since 2010, and Mr. McIntyre, who has served since 2023. The Board has determined that each of these members meets the independence requirements for members of audit committees prescribed by the NYSE listing standards. The Board has determined that Messrs. Denien and McIntyre and Ms. Thurber are each an “audit committee financial expert,” as that term is defined by the SEC. See the biographical information for Ms. Thurber, Mr. Denien, Mr. McIntyre and Mr. Spitz in “PROPOSAL 1 - ELECTION OF TRUSTEES” for their relevant experience.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s incentive plan and recommending to the full Board the compensation of the executive officers of the Company. The Compensation Committee, either as a committee or together with the other independent Trustees (as directed by the Board), is responsible for determining and approving the CEO’s compensation level. In addition, the Compensation Committee evaluates the CEO’s performance, coordinates and reviews the Company's succession plans related to the CEO and other executive officers and reports the status of such plans to the Board annually.

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two members, with all committee members being “independent” as defined by the NYSE listing standards.

The members of the Compensation Committee as of the end of the last fiscal year were: Messrs. Spitz (Chair) and Denien and Ms. Woodhouse. Mr. Spitz has served as a member since 2007, and Mr., Denien and Ms. Woodhouse have served as members since 2024. The Board of Trustees has determined that each of these members is independent within the meaning of the NYSE listing standards. See “Acadia Realty Trust Compensation Committee Report” below.

For information relating to the compensation consultant hired by the Compensation Committee, see “Role of the Independent Compensation Consultant and Use of Peer Group Data” in “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

During 2025, Messrs. Spitz and Denien, and Ms. Woodhouse were members of the Compensation Committee and none of the Compensation Committee members (i) were officers or employees of the Company or any of its subsidiaries; (ii) were former officers of the Company or any of the Company's subsidiaries or (iii) had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of the executive officers of the Company served as:

•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, in an instance where one of such entities' executive officers served on the Compensation Committee;
•
a director of another entity, in an instance where one of such entities' executive officers served on the Compensation Committee; or
•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, in an instance where one of such entities' executive officers served as a Trustee of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and performance of the Board of Trustees and recommending nominees for Trustees and Board committee membership to the Board. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board changes in the Company's Corporate Governance Guidelines and overseeing the Company’s corporate responsibility efforts. The Nominating and Corporate Governance Committee reports to our Board on our related strategy, practices and policies for further discussion and evaluation by the Board, as needed and appropriate. The Nominating and Corporate Governance Committee Charter requires the Nominating and Corporate Governance Committee to be comprised of at least two members, each of whom is “independent” as defined by the NYSE listing standards.

The members of the Nominating and Corporate Governance Committee as of the end of the last fiscal year were: Mr. Zoba (Chair), who has served since 2015, Mr. McIntyre, who has served since 2021, and Ms. Woodhouse, who has served since 2023. The Board of Trustees has determined that these members are independent within the meaning of the NYSE listing standards.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for the Board of Trustees. All shareholder recommendations should be sent to the Company's Corporate Secretary at Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580, and should include all information relating to such person that is required to be disclosed in a proxy statement for the election of Trustees or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shareholders must also include the nominee's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected. Furthermore, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation is made must include their names and addresses as they appear on the Company's books, as well as the class and number of Common Shares of the Company that they beneficially own. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from Trustees, management, employees or outside consultants. The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation. The Committee received no shareholder recommendations for candidates for the Board of Trustees for this Annual Meeting. Under the Company's current Bylaws, if a shareholder wishes to put forward a nominee for Trustee, it must deliver notice of such nominee to the Company's Corporate Secretary not less than 120 days and no more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. See “Submission of Shareholder Proposals” below.

Trustee Qualifications and Review of Trustee Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Trustees regarding the size and composition of the Board. The Nominating and Corporate Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds and contains at least the required minimum number of independent Trustees. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company to execute its strategic plan and achieve its objectives. In the event the Nominating and Corporate Governance Committee determines that additional expertise is needed on the Board, or if there is a vacancy, the Nominating and Corporate Governance Committee expects to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Company's strategic plan can be summarized in the following broad categories:

•
Maximizing internal growth;
•
Executing accretive acquisitions;
•
Maintaining financial flexibility; and
•
Utilizing its experienced management team.

In evaluating a Trustee candidate, including existing Trustees being recommended for re-nomination, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company, including the knowledge, experience, integrity and judgment of the candidate; the potential contribution of the candidate to the diversity of experience, competencies, and backgrounds, of the Board; the candidate's ability to devote sufficient time and effort to his or her duties as a Trustee; independence and willingness to consider all strategic proposals and oversee the strategic direction of the Company; and any other criteria established by the Board, as well as other core competencies or technical expertise necessary to fill all of the committees of the Board. All nominees are screened for conflicts of interest that would interfere with service on the Board.

The Nominating and Corporate Governance Committee will seek to ensure that each nominee meets the foregoing criteria and also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas:

•
General real estate experience;
•
Real estate investment experience;
•
Asset management experience;
•
REIT experience;
•
Financial expertise;
•
Real estate development experience;
•
Retail real estate expertise;
•
Public company board service;
•
Corporate governance expertise;
•
CEO experience;
•
Experience in risk management;
•
Experience in mergers and acquisitions; and
•
Experience in supporting strategy and growth of the retail leasing business.

After completing its evaluation process, the Nominating and Corporate Governance Committee recommends to the Board the nomination of Trustee candidates and the Board then selects the Trustee nominees for shareholders to consider and vote upon at the annual meeting of the shareholders.

Investment/Capital Markets Committee

The Investment/Capital Markets Committee (the “Investment Committee”) has been established for the primary purpose of (i) reviewing and evaluating the investment and capital markets activities of the Company and any other investment-related matters as may be requested by the Board in its discretion, (ii) recommending for the Board’s approval from time-to-time investment thresholds for acquisitions, dispositions, financing, and lending transactions (collectively “Investment Transactions”) that may be approved by the Company’s CEO through authority granted by the Board (“Conforming Delegated Transactions”), (iii) reviewing and approving any Investment Transactions that are not Conforming Delegated Transactions, for which approval authority has been granted to the Committee by the Board, (iv) acting as the pricing committee (which shall be comprised of the Chair of the Committee and the Lead Independent Trustee) for equity offerings, and (v) any other responsibilities and duties as may be determined by the Board from time to time, including those set forth in the charter.

The Investment Committee Charter requires that it be comprised of at least three members, each of whom is “independent” as defined by the listing standards of the NYSE. The Investment Committee Charter also provides that Company's CEO is a member of the Investment Committee by virtue of his executive position. The members of the Investment Committee as of the end of the last fiscal year were: Ms. Thurber (Chair) and Mr. McIntyre, both of whom have served since 2024, Mr. Wielansky, who has served since 2004, Mr. Spitz, who has served since 2007, and Mr. Zoba who has served since 2024. The Board of Trustees has determined that these Trustees (other than the CEO) are “independent” within the meaning of the NYSE listing standards.

CORPORATE GOVERNANCE HIGHLIGHTS

The Company regularly monitors developments in the area of corporate governance and seeks to enhance the Company's corporate governance structure based upon a review of new developments and recommended best practices, taking into account investor feedback. We believe that sound corporate governance strengthens the accountability of our Board and management, and promotes the long-term interests of our shareholders. Our Corporate Governance Guidelines and associated policies mandate an elevated level of excellence from our company, the Board and management. Through transparency, alignment of interests, and removal of potential conflicts of interests, we seek to ensure that our decisions and actions advance the interests of our shareholders, employees, and other stakeholders.

Below are the highlights of our independent Board and leadership practices:

•
Independent Board. We seek to maintain a Board primarily comprised of independent Trustees who represent a mix of varied experience, tenure, skills and backgrounds, to ensure a broad range of perspectives is represented. Seven of our eight Trustees standing for election are independent. All members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.
•
Board Refreshment. We are committed to ongoing Board refreshment. Our Nominating and Corporate Governance Committee regularly reviews (on not less than an annual basis) the composition of the Board as a whole and recommends measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds to enable the Company to execute its strategic plan and achieve its objectives.
•
Annual Election of Trustees. Our Board consists of a single class of Trustees who stand for election at each annual meeting.
•
Majority Voting Standard for Trustees with Trustee Resignation Policy. Our Bylaws include a majority voting standard for the election of Trustees in uncontested elections. Any incumbent Trustee who fails to receive the required vote for re-election must offer to resign from our Board of Trustees.
•
Lead Trustee. Our Lead Trustee ensures strong, independent leadership and oversight of our Board of Trustees by, among other things, presiding at executive sessions of the non-management Trustees.
•
Executive Sessions of our Board. An executive session of independent Trustees is held at each regularly scheduled Board meeting.
•
Opt-out of Board Self-Classification Provisions of Subtitle 8. We have opted out of the classified board provisions of Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act, or

MUTA), the effect of which is that the Company is prohibited, without the approval of shareholders, from classifying the Board, and the Company may only opt back into such provisions with the affirmative vote of a majority of votes cast by shareholders.
•
No Poison Pill. No shareholder rights plan in effect.
•
Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board as a whole, the committees of the Board and each Trustee individually.
•
Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.
•
Clawback Policy. Our Board has adopted a formal clawback policy that applies to cash and equity incentive compensation.
•
Anti-Hedging and Anti-Pledging. Our Trustees, officers and employees are subject to anti-hedging and anti-pledging policies.
•
Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes for shareholder consideration and vote.
•
Bylaw Amendments. Our Bylaws provide that our Board has the power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. In addition, shareholders may alter or repeal any provision of the Bylaws and adopt new Bylaws with the approval of a majority of all votes entitled to be cast on the matter.
•
No Over-boarding. Our Corporate Governance Guidelines limit Trustee membership on other public company boards subject to discretion of our Board.
•
Shareholder-Requested Meetings. Our Bylaws permit shareholders to call a special meeting upon the written request of shareholders entitled to cast not less than 40% of all the votes entitled to be cast at such a meeting.
•
Whistleblower Policy. Our Board of Trustees has adopted a “whistleblower” policy.
•
Shareholder Outreach. Our Board and senior management believe that engaging in shareholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach on issues of importance to investors and continually seek to understand better the views of our investors. Our senior management team engages with our shareholders throughout the year in a variety of forums and discusses, among other things, our business strategy and overall performance, executive compensation program, corporate governance and other corporate responsibility matters.
•
Communication with Trustees. You may communicate directly with the Board of Trustees by sending correspondence to the Company's Corporate Secretary at Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board, the independent Trustees or an individual Trustee received by the Corporate Secretary will be promptly forwarded to the intended recipients in accordance with the sender's instructions.
•
Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees:

Financial and Accounting

The Board and the Audit Committee monitor the Company's financial and regulatory risk through regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent registered public accounting firm, the Audit Committee discusses the scope and plan for the internal audit and the audit conducted by the independent registered accounting firm, and includes management in its review of accounting and financial controls and assessment of business risks.

Governance and Succession

The Board and the Nominating and Corporate Governance Committee monitor the Company's corporate governance policies and procedures by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company's compensation policies and related risks by regular reviews with management and the Committee's outside advisors.

Cybersecurity

Cybersecurity is an integral part of the Board’s risk analysis and discussions with management. The following are highlights of the Company’s cybersecurity risk management practices:

•
The Board is updated at least annually on the Company’s cybersecurity risks and risk mitigation strategy by the Vice President of Information Technology, who is responsible for management of the Company’s Information Technology program. The Board also receives ad hoc updates, as needed, about material changes to the Company’s cybersecurity program and/or the cybersecurity landscape, including briefings on major legislative and regulatory developments, from the Vice President of Information Technology and representatives from Legal and/or Risk Management, as applicable.
•
The Vice President of Information Technology regularly evaluates the Company’s cybersecurity risk profile and leads the development of strategies to mitigate risks and address cybersecurity issues that may arise, in consultation with members of our senior management and Risk Management teams. Our Vice President of Information Technology has approximately 25 years of experience, and holds certifications in cybersecurity from accredited information technology certification providers. The Company has formal policies and procedures that address cybersecurity incident response and disaster recovery from interference with its critical applications. Any cybersecurity incident that meets certain criteria will be communicated by a dedicated internal team to senior management and the Board in a timely manner.
•
Daily operations are monitored by a dedicated information technology team. The Company conducts monitoring of its computer networks, and has implemented systems and processes intended to secure its information technology systems and prevent unauthorized access to or loss of sensitive data, including through the use of encryption and authentication technologies.
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The adequacy of cybersecurity measures is assessed through annual penetration testing of the Company’s computer networks by external consultants, and the Company has performed tabletop simulations and drills at both a technical and management level around scenarios involving the loss of critical information and technology systems.
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Cybersecurity user awareness training is mandatory for all new hires and for existing employees on an annual basis to help protect employees and the Company against cybersecurity threats.

Compensation

As part of its oversight of the Company's executive compensation program, the Compensation Committee considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

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Code of Business Conduct and Ethics. The Board adopted a Code of Business Conduct and Ethics, which governs business decisions made, and actions taken by, our Trustees, officers and employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.acadiarealty.com under the heading “Investors” and subheading “Corporate Governance”. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our Trustees and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

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Insider Trading Policies and Procedures. The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all of the Company’s directors, officers, employees and other covered persons. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also the policy of the Company to comply with all insider trading laws and regulations with regard to the Company’s trading in its own securities. Our insider trading policy is filed as Exhibit 19.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

CORPORATE RESPONSIBILITY

We seek to drive financial performance while engaging in environmentally and socially responsible business practices grounded in sound corporate governance and compliance with applicable law. Our approach to corporate responsibility is aligned with the Company’s business priorities and long-term objectives.

The Board’s Nominating and Corporate Governance Committee oversees and periodically reviews our corporate responsibility practices and policies, with regular updates from management, and reports to the full Board for further discussion and evaluation as needed and appropriate.

Highlights of our corporate responsibility approach are set forth below, and are described in more detail in our annual Corporate Responsibility Report, which can be found on our website at https://www.acadiarealty.com/corporate-responsibility. Please note that the information on, or accessible through, the Company’s website is not incorporated by reference in this Proxy Statement. We strive to align our reporting to the Global Reporting Initiative (GRI) standards and to the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) frameworks.

Environmental Sustainability

We strive to monitor and mitigate climate-related risks to our business. We assess how climate change, natural disasters, and health crises could impact our properties and operations on an ongoing basis. We analyze climate-related physical and transition risks for existing investments, and we consider any identified risks as part of our enterprise risk management, budgeting and capital improvements processes. We also assess such risks as part of the due diligence process for acquisitions. The geographical diversity of our U.S. portfolio mitigates our exposure to single climate-related risks. Understanding climate-related risks in our portfolio enables us to implement mitigation measures, including increased insurance coverage and physical enhancements, such as waterproofing systems, as necessary.

We aim to enhance energy efficiency, renewable energy generation, renewable power procurement, and water conservation, in alignment with long-term financial value creation for the Company. We expect that such energy initiatives will reduce scope 1 and 2 emissions within our portfolio, thereby reducing our portfolio’s exposure to, and its contribution to, the negative impacts of climate change.

We seek to reduce energy consumption within the landlord-controlled areas of our properties, which are the common areas (typically parking lots and exterior common areas) and vacant tenant spaces, through a variety of measures, including LED lighting and smart lighting controls upgrades in our parking areas and smart thermostat installations in our vacant tenant spaces. For substantially all of our properties with landlord-controlled parking areas, we have installed energy-efficient LED parking lot lighting and smart lighting controls.

We seek to incorporate the use of electricity sourced from on-site and off-site renewable energy projects, for the landlord-controlled common areas of our properties. We also support renewable energy projects by leasing space at certain of our properties for electric vehicle charging stations and solar panel arrays.

We support water conservation by installing smart irrigation controls in our exterior common areas at substantially all of our properties with landlord-controlled irrigation.

Our standard forms of retail lease include a “green” clause to align tenant and landlord interests in cooperating to promote the sustainability of our properties. We were named a Green Lease Leader Gold for 2022-2027 by the Institute for Market Transformation/the U.S. Dept of Energy’s Better Building Alliance for engaging our tenants in making our properties more sustainable.

Social Responsibility

In alignment with the Company’s business priorities, we are building a connected and inclusive environment that supports top talent and fosters diverse perspectives. We conduct annual external employee satisfaction surveys and analyze the survey results to identify opportunity areas for enhancing employee satisfaction, engagement and wellness. We were named a Great Place to Work® in 2026 for a seventh consecutive year.

The health and well-being of our tenants and their employees and customers are important to us, and we are committed to maintaining safe and secure shopping centers.

We value the importance of community engagement through the facilitation of events at our properties. We engage in partnerships with local communities and non-profit organizations to host community events and fundraisers throughout our portfolio.

Additionally, we support the UN Guiding Principles on Business and Human Rights and the Universal Declaration of Human Rights.

MANAGEMENT

Executive Officers

The executive officers of the Company as of the date of this Proxy Statement are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires
Kenneth F. Bernstein	64	Trustee, CEO and President	1998	2026
John Gottfried	54	Executive Vice President and Chief Financial Officer	2016	-
Joseph Napolitano	61	Senior Vice President and Chief Administrative Officer	1998	-
Jason Blacksberg	50	Executive Vice President, Chief Legal Officer and Corporate Secretary	2014	-
Reginald Livingston	51	Executive Vice President, Chief Investment Officer	2024	-

Kenneth F. Bernstein – biographical information with respect to Mr. Bernstein is set forth under “PROPOSAL 1 - ELECTION OF TRUSTEES,” above.

John Gottfried, age 54, joined the Company in June 2016 as Chief Financial Officer. Mr. Gottfried is responsible for all accounting, financial reporting, budgeting/forecasting, real estate finance, capital market activities, tax and treasury functions. Mr. Gottfried joined the Company after 18 years at PwC, where he was a Partner and most recently served as the assurance leader of PwC’s New York City Real Estate practice. He earned a Bachelor of Science degree in Business Administration from the University of Dayton and is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Joseph Napolitano, age 61, has been Senior Vice President and Chief Administrative Officer of the Company since April 2007. He is accountable for managing the Company’s property management, human resources, marketing and information technology disciplines. Mr. Napolitano has been with the Company since January 1995, and has 35 years of real estate experience. Mr. Napolitano has a bachelor’s degree in Business Administration from Adelphi University, is a Master Human Capital Strategist (MHCS) as certified by the Human Capital Institute, is a Certified Property Manager (CPM) by the Institute of Real Estate Management, and is a Real Property Administrator (RPA) certified by the Building Owners and Managers Institute International. Mr. Napolitano is also a board member for DDI (Developmental Disabilities Institute), a non-profit, multi-site agency serving the special needs of children with Autism and other developmental disabilities. As previously announced, Mr. Napolitano will retire from his position with the Company effective April 1, 2026.

Jason Blacksberg, age 50, serves as Executive Vice President, Chief Legal Officer and Corporate Secretary. Mr. Blacksberg is accountable for leading and executing the Company’s legal strategy and affairs. He also maintains oversight of the Company’s corporate responsibility program. Mr. Blacksberg joined the Company in 2014 as Senior Vice President and General Counsel and became Corporate Secretary in 2016. He was promoted to Chief Legal Officer in 2022. Prior to joining the Company, Mr. Blacksberg was Senior Vice President of Investments & Assistant General Counsel at the Trump Organization. Prior to joining the Trump Organization, Mr. Blacksberg was an Associate at the law firm of Davis Polk & Wardwell. Mr. Blacksberg began his legal career as a law clerk to Chief Judge Marilyn Huff in the U.S. District Court, Southern District of California. He received his law degree from Georgetown University Law Center and his bachelor's degree from the University of Pennsylvania.

Reginald Livingston, age 51, serves as Executive Vice President and Chief Investment Officer. Mr. Livingston is accountable for leading and executing the Company’s external growth strategy by developing investment strategies and leading the sourcing, underwriting and execution of new investments. Mr. Livingston joined the Company in 2012 and was promoted to Senior Vice President, Co-head of Acquisitions in 2020, to Senior Vice President, Chief Investment Officer in 2023 and to Executive Vice President in 2024. Previously, Mr. Livingston was a Principal at developer Terramark, LLC and a Vice President at UrbanAmerica, a private equity real estate fund. He received a law degree from George Washington School of Law and a bachelor’s degree from Georgetown University.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement presents the detailed compensation arrangements for the Company’s named executive officers (“NEOs”) for fiscal year ended December 31, 2025, including:

Named Executive Officers
Kenneth F. Bernstein	President and Chief Executive Officer (CEO)
John Gottfried	Executive Vice President and Chief Financial Officer (“CFO”);
Jason Blacksberg	Executive Vice President, Chief Legal Officer (“CLO”) and Corporate Secretary
Reginald Livingston	Executive Vice President, Chief Investment Officer (“CIO”)
Joseph Napolitano	Senior Vice President and Chief Administrative Officer (“CAO”)

Throughout this CD&A, we aim to describe the Company’s executive compensation program and how it supports the execution of our differentiated business model. Our compensation framework is designed to align the interests of our NEOs with those of our shareholders by emphasizing long-term value creation, disciplined performance, and responsible risk management. Through meaningful equity ownership, long-term incentive opportunities, and clearly defined performance goals, our program reinforces strong shareholder alignment and ensures that executive pay outcomes are directly linked to Company performance.

Our Differentiated Business Model

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth through its dual platforms—REIT Portfolio and Investment Management. We drive external growth through the acquisition, ownership, and redevelopment of retail properties, including street retail, urban/infill sites, and suburban shopping centers.

REIT PORTFOLIO (1)	INVESTMENT MANAGEMENT PLATFORM (1)

Public Capital Strategy:

Open-air retail assets focused on street retail in mission critical high-growth markets.

Represents ~85% of AKR’s Net Asset Value (NAV)

~$3.5 billion Gross Assets Under Management (AUM)

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Open Air Retail Experts
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Scale in Street Retail
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Must Have Locations
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Balance of Growth and Stability

Institutional Capital Strategy:

Leveraging institutional capital relationships for opportunistic investments that fit our buy, fix, sell model.

Represents ~15% of AKR’s Net Asset Value (NAV)

~$2.5 billion Gross Assets Under Management (AUM)

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Value-Add Development
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Distressed Retailer Real Estate
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High Yield
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Value-Add/Lease Up

(1)
Data as of December 31, 2025

2025 Performance Highlights

Building on the strong momentum of the past several years and demonstrating the strength of our differentiated operating platform, we delivered another year of solid financial and operational performance, including the following (all data as of December 31, 2025, as applicable):

Financial Results
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Same-Property Net Operating Income (“NOI”) growth: +5.7% at the upper end of guidance
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Earnings per share: $0.10 per share, as compared to $0.19 per share in 2024
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Funds from Operations (“FFO”) per share, as adjusted: $1.21, up from $1.16 in 2024
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5.3% increase to quarterly dividend ($0.20 per share for each quarter of 2025 from $0.19 per share in the fourth quarter of 2024)

Leasing Activity
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REIT Portfolio Leased Rate: 94.7%
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6.5% growth in base rent on a cash basis (19.7% on a straight-line basis)
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Added $14 million to REIT Portfolio annual base rent through new leasing activity
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Conforming GAAP and cash leasing spreads on new leases of 26% and 7%, respectively, driven by leasing in street retail corridors

Investment Activity	• Completed $356 million of accretive REIT Portfolio acquisitions and $131 million of Investment Management platform acquisitions • Approximately $100 million in gross investment management asset sales

Balance Sheet**
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Reduced Net Debt to REIT Portfolio EBITDA to 4.8x (as compared to 5.5x at year-end 2024)
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Raised $300M under our ATM program through forward sales
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No significant REIT Portfolio debt maturities until 2029

The Company delivered Total Shareholder Return (“TSR”) of 62% over three years and 77% over five years, significantly outperforming benchmark indexes over the three‑year period and exceeding the MSCI U.S. REIT Index over five years, while performing in line with Nareit Shopping Center and Retail indexes over five years.

(1)TSR data is as of December 31, 2025 per S&P Capital IQ.

*Refer to pages 50 and 51 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026 for reconciliations of net income to FFO per Share and Same-Property NOI Growth, respectively.

**See Annex A for reconciliation of net income to EBITDA and net debt to EBITDA ratio

2025 Compensation Highlights

The Company’s success depends on developing, motivating and retaining executives who have the talent and capabilities to lead a company with both REIT/balance sheet investors and institutional capital partners, and the expertise in both traditional retail real estate investments and opportunistic and value-add investments. Our executive compensation program supports this business model and aligns management’s interests with its shareholders and other investors. We believe our compensation program demonstrates a strong pay-for-performance alignment that is consistent with value being created for shareholders:

Formulaic Annual Incentives

For 2025, we used a formulaic cash bonus that was based 70% on pre-established corporate financial metrics. The remainder of the bonus was based on the achievement of other strategic corporate objectives (10%) and individual performance (20%).

Market-Leading Alignment with Our Shareholders

Our compensation program creates market-leading alignment with our shareholders by delivering a significant portion of compensation in the form of equity-based awards (“LTI Awards”) with long vesting periods that also include holding periods, requiring shares to be held for 5-7 years before they can be fully sold.

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All NEOs elected to receive their 2025 annual incentive in the form of time-based LTIP Units, which include a 5-year vesting period for our CEO (3 years for other NEOs), plus a 2-year post-vest holding period for all NEOs. As a result, less than 15% of CEO’s compensation was delivered in cash.
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Half of our LTI Awards are granted in time-based LTIP Units that vest ratably over a five-year period based on continued service, which is significantly longer than the average 3-year period used in the REIT industry.
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The remaining half of our LTI Awards are granted in performance-based LTIP Units that only vest at the end of three years if (i) relative TSR goals are achieved (represents 75% of the award); and (ii) same-property NOI goals are achieved (represents 25% of the award). Our CEO’s earned awards are subject to an additional two years of vesting after the 3-year performance period. For all NEOs, any earned performance-based LTIP Units are subject to an additional 2-year post-vest holding period.
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All of our CEO’s equity awards are subject to an additional 2-year post-vest holding period (and most awards for other NEOs) to further promote retention that is in excess of industry standards.
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We also maintain a promote interest program for our employees (as further described in this Proxy Statement) to ensure alignment with our investment management platform investors, which is based on the fundamental principle that participants should only realize value after a preferred return is achieved.

Commitment to Strong Governance

We are committed to maintaining strong governance features that effectively provide risk oversight of our compensation structure, including:

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Share ownership requirements, including 10x base salary plus bonus for our CEO
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Anti-hedging and anti-pledging policies
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Long-term vesting requirements on equity awards
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Post-vesting holding requirements for CEO equity awards (and most awards for other NEOs)
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Caps on annual cash awards
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Multiple performance factors tied to our overall business strategy
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Range of payouts (not all-or-nothing)
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Clawback policy for executive officers

Shareholder Say-on-Pay Vote

At the 2025 Annual Meeting, the Company’s shareholders approved, on a non-binding advisory basis, the Company’s executive compensation plan with an affirmative vote of approximately 93.8% of the votes cast on the matter, which the Company believes affirms strong shareholder support of its executive compensation program. The Compensation Committee is committed to reviewing the results of the advisory say-on-pay vote, market practices and governance standards on an annual basis and making changes as appropriate.

Compensation Program Objectives

Our executive compensation program is designed to help the Company achieve the objectives that are reflected in the Compensation Committee’s Charter that is available on the Company’s website at www.acadiarealty.com in the “Investors - Corporate Governance” section. Please note that the information on, or available through, the Company’s website is not incorporated by reference in this Proxy Statement. The Compensation Committee’s executive compensation objectives for NEOs are as follows:

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Motivating the Company’s NEOs to create maximum shareholder value.

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Providing incentives to the Company’s NEOs that reward dedication, hard work and success.

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Providing a compensation program that ensures “pay for performance”.

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Aligning the interests of the Company’s NEOs and shareholders as closely as possible.

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Aligning the interests of the Company’s NEOs and the Company’s external joint venture partners as closely as possible.

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Creating the right mix of long-term incentives to motivate and retain the Company’s NEOs.

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Creating an incentive compensation program that can go beyond the Company’s NEOs and be utilized throughout the organization.

How We Determine Compensation

The following sections describe the components of the Company’s executive compensation program and the process for determining the compensation of the NEOs. The process includes input from the CEO (except with respect to his own compensation), the Compensation Committee and the Board of Trustees and an objective review of the Company’s performance, the individual NEOs performance and the performance of the business unit that reports to each individual NEO. For a discussion of compensation for the members of the Board of Trustees, see “Board of Trustees Compensation” below.

Compensation Committee	CEO and Company Management	Compensation Consultant

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Exercises independent discretion with respect to executive compensation matters
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Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs
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Recommends individual targets and actual compensation for the executive officers
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Evaluates performance, determines, and approves compensation levels for the CEO

• CEO provides input on individual performance and results against key business goals • Provides additional information as requested by the Compensation Committee

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Advises the Compensation Committee on competitive benchmarking on pay levels, practices, and governance trends
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Assists with peer group selection and analysis
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Reviews and advises on recommendations, plan design and establishing incentive plan goals

Role of the Compensation Committee

The Compensation Committee recommends compensation for our NEOs to the full Board and consists of three independent Trustees. The purposes and responsibilities of the Compensation Committee include the following:

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Determine and approve (on its own or together with other independent Trustees, as directed by the Board) the CEO’s compensation level, as well as evaluate the CEO’s performance;

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Make recommendations to the Board with respect to the compensation of the executive officers other than the CEO; and

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Coordinate and review the Company’s succession plans related to the CEO and other executive officers.

Role of Management and the CEO in Setting Executive Compensation

On an annual basis, the Compensation Committee considers market competitiveness, business results, experience and individual performance when evaluating executive compensation. The process includes input from the CEO (except with respect to his own compensation), including recommending for Compensation Committee approval the financial performance goals for annual incentives. Targets are set in order to drive both annual performance and long-term value creation for shareholders. The CEO is subject to the same financial performance goals as other executives, all of which are approved by the Compensation Committee. Upon the recommendation of the Compensation Committee, all final decisions for setting executive compensation are made by the entire Board of Trustees.

Role of the Independent Compensation Consultant

In 2026, the Compensation Committee engaged the services of an outside independent compensation consultant, Ferguson Partners Consulting (“FPC”), to assist it in evaluating the compensation program and determining the appropriate amounts, types and mix of compensation for executive officers in order to achieve the overall objectives as described above. FPC assisted the Compensation Committee in formulating plans for 2026 as well as making decisions with respect to year-end 2025 compensation. The Compensation Committee has the sole authority to retain and terminate the independent compensation consultant and approve fees and other engagement terms. The Compensation Committee has determined FPC is independent from management based upon the consideration of the final rules adopted by the SEC to implement Section 952 of the Dodd-Frank Act.

Use of Peer Group Data

Each year, we review the peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In assessing our peer group, FPC prepared for the Compensation Committee a peer group using the following selection criteria:

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Retail property focus (shopping centers, freestanding and regional malls); and

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Companies that are approximately no less than one-third (1/3) and no more than 3x the size of the Company in terms of implied market capitalization or total capitalization, and (to a lesser extent) evaluated companies’ number of properties and number of employees in evaluating the size and scope of operations.

Based on this assessment, we revised our peer group as follows:

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Peer Group Removals: Retail Opportunity Investments Corp. – acquired in February 2025 and SITE Centers Corp. – in process of liquidating

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Peer Group Additions: Curbline Properties Corp. – formed from a spin-off of SITE Centers Corp.; and Essential Properties Realty Trust, Inc. – a freestanding REIT located in the tri-state area with whom the Company directly competes with for talent

For 2025, our executive compensation peer group consisted of 12 companies selected based on their similarity to the Company in terms of size and asset profile. The peer group was designed to provide meaningful compensation comparisons and to approximate the median total capitalization of the Company.

2025 Peer Group
Agree Realty Corporation (ADC)	JBG SMITH Properties (JBGS)
Brixmor Property Group Inc. (BRX)	Kite Realty Group Trust (KRG)
CBL & Associates Properties, Inc. (CBL)	Phillips Edison & Co., Inc. (PECO)
Curbline Properties Corp. (CURB)	Tanger, Inc. (SKT)
Essential Properties Realty Trust, Inc. (EPRT)	The Macerich Company (MAC)
InvenTrust Properties Corp. (IVT)	Urban Edge Properties (UE)

With the assistance of its independent compensation consultant, the Compensation Committee reviews the compensation practices of the peer group to assess market trends and evaluate the competitiveness of the Company’s executive compensation program. Based on this analysis, the Compensation Committee develops market‑competitive compensation intended to reinforce the alignment between corporate performance and shareholder returns. The Compensation Committee also reviews recommendations provided by management, and the independent compensation consultant evaluates and provides feedback regarding the reasonableness of proposed pay programs and compensation level adjustments. While the Compensation Committee does not target a specific peer group percentile, it uses peer market data as a reference point in assessing the competitiveness of executive compensation opportunities.

Elements of Compensation

The Company’s primary components of compensation for its executive officers are base salary, annual incentives, and annual long-term incentive compensation. The Company seeks to maintain a competitive total compensation package that aligns the economic interest of the executives with that of shareholders while maintaining sensitivity to multiple factors including the Company’s fiscal year budget, annual accounting cost and the impact to share dilution.

Base Salary

The Compensation Committee reviewed the base salaries of the NEOs and consistent with the Company’s philosophy to offer competitive salaries to key executives relative to peers while providing most compensation in the form of variable, at-risk incentives noted the following:

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Base salary is intended to represent the smallest component of compensation for our NEOs and only reflected 12% of our CEO’s target annual compensation.

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Our CEO’s salary was last adjusted in 2022 to approximate the 25th percentile of the peer group; his approved base salary remained flat year-over-year for 2025.

The Compensation Committee recommended no changes to NEO base salaries for 2025, as follows:

Named Executive Officer	2025 Base Salaries ($)	2024 Base Salaries ($)	% Change
Ken Bernstein, President & CEO	850,000	850,000	0.0%
John Gottfried, EVP & CFO	509,000	509,000	0.0%
Jason Blacksberg, EVP & CLO	487,000	487,000	0.0%
Reginald Livingston, EVP & CIO	412,000	412,000	0.0%
Joseph Napolitano, SVP & CAO	402,000	402,000	0.0%

Annual Incentives

Each executive’s annual incentive opportunity is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with varying total cash compensation contingent on Company and individual performance. For 2025, the Compensation Committee reviewed our NEOs’ annual incentive opportunities and based on their review, the Compensation Committee determined that bonus opportunities for our NEOs are competitive and should remain unchanged from 2024.

Named Executive Officer	Threshold	Target	Maximum
Ken Bernstein, President & CEO	105%	175%	315%
John Gottfried, EVP & CFO	51%	85%	153%
Jason Blacksberg, EVP & CLO	51%	85%	153%
Reginald Livingston, EVP & CIO	51%	85%	153%
Joseph Napolitano, SVP & CAO	51%	85%	153%

2025 Annual Incentive Measures

Our annual incentive program allocated 70% of the target bonus opportunity to objective corporate metrics and 30% to the assessment of key strategic priorities and individual performance. For 2025, the Compensation Committee approved the objective corporate financial goals. The FFO per share, as adjusted target was set at the midpoint of the Company’s publicly disclosed guidance range, representing an approximate 4.3% increase over prior‑year FFO results. In establishing these goals, the Committee sought to ensure that incentive opportunities were aligned with externally communicated expectations and required disciplined execution. The 2025 annual incentive program was based on the following goals, with actual results achieved in 2025 shown for each measure:

Performance Criteria	Weighting	Threshold	Target	Maximum	Actual Results
FFO/share (before special items)	22.5%	$1.18	$1.21	$1.24	$1.21
Leasing Activity – REIT Portfolio	20.0%	$6.00 M	$7.00M	$8.00 M	$14.0M
Leverage – Net Debt/EBITDA – REIT Portfolio	10.0%	6.50x	6.00x	5.50x	4.80x
Transaction Volume (in $mm)	17.5%	$250.0 M	$500.0 M	$750.0 M	$648.7 M
Executing the Strategic Plan	10.0%	1.00	3.00	5.00	4.25 (see below)
Individual	20.0%	1.00	3.00	5.00	See Below
Total	100%

Executing the Strategic Plan Measure

In early 2025, the Compensation Committee approved, the Company’s strategic goals. The strategic goals are structured to provide our management with the flexibility to assess and best execute the strategic plan given the unpredictable nature of the retail sector. However, the assessment of their success in maintaining strategic goals is based on measurable achievements and tangible results. The Company’s achievement of the 2025 strategic performance goals is outlined below and resulted in an above-target performance rating of 4.25:

2025 Strategic Goal	Related Accomplishments
Maintain a high-quality REIT portfolio of retail assets
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Delivered same-property NOI growth of 5.7% (upper end of guidance)
•
Added REIT portfolio annualized base rent (“ABR”) in excess of $14 million through new leasing activity
•
Grew base rents by 6.5% on a cash basis
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Ended the year with strong REIT Portfolio occupancy with 94.7% leased

Maintain a disciplined growth strategy that enables opportunistic investing	• REIT Portfolio: • Completed $356 million of accretive acquisitions • Raised $300 million in equity and improved net debt to EBITDA to 4.8x (from 5.5x in 2024)

• Investment Management Platform: • Completed $131 million in accretive acquisitions • Sold approximately $100 million of assets

Individual Performance Measures

In early 2025, the Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved individual performance measures for the 2025 annual incentive program. The individual performance component comprised 20% of the CEO’s total cash bonus award. The Compensation Committee concluded that the CEO merited an individual performance ranking of 4.00 based on its assessment of performance against his pre-established individual goals set in early 2025 as follows:

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Ensuring the Company’s long-term financial stability by raising new sources of capital, and by preserving & expanding the Company’s liquidity position

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Executing our short and long-term external growth initiatives consistent within the confines of prevailing economic forces

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Success in interfacing with Board of Trustees to develop Company strategy to ensure shareholder value is maximized over the long-term

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Stewardship at the top of the organization, and success in interfacing with major institutional investors and JV partners

The individual performance component of the 2025 annual incentive program comprised 20% of the other NEOs’ total annual incentive opportunity. These goals were established at the beginning of the year and vary for each NEO based on the different Company disciplines for which each NEO was responsible. The CEO evaluated each of the other NEOs relative to their individual goals and determined that Messrs. Gottfried, Blacksberg, Livingston and Napolitano earned an overall score of 3.99, 4.01, 4.00 and 4.01, respectively.

2025 Annual Incentives Payouts

The Board of Trustees approved annual cash incentives payable at or above each NEO’s target discussed above as follows:

Named Executive Officer	2025 Threshold Cash Bonus ($)	2025 Target Cash Bonus ($)	2025 Maximum Cash Bonus ($)	2025 Amount Earned ($)
Ken Bernstein, President & CEO	892,500	1,487,500	2,677,500	2,161,742
John Gottfried, EVP & CFO	259,590	432,650	778,770	628,325
Jason Blacksberg, EVP & CLO	248,370	413,950	745,110	601,996
Reginald Livingston, EVP & CIO	210,120	350,200	630,360	508,936
Joseph Napolitano, SVP & CAO	205,020	341,700	615,060	496,925

Bonus Exchange Program

Consistent with the Company’s long-standing policy adopted by the Board of Trustees and the Company’s focus on creating long-term shareholder value, the Company’s NEOs have the option of exchanging all or a portion of their cash bonus for restricted share units or LTIP Units.

In 2025, the vesting terms for the LTIP Units granted in lieu of the cash bonus was a five-year ratable vesting period for our CEO and a three-year ratable vesting period for other NEOs. All LTIP Units for the CEO and other NEOs are also subject to an additional 2-year post-vest holding period and are granted based on a 20% discounted share price.

The Compensation Committee believes that this deferral feature reinforces a long-term focus and promotes the retention of our management team and is appropriate relative to other REITs that utilize similar bonus deferral programs (the median discount used by other REITs is 20% based on an average three-year vesting period). Furthermore, the 20% discounted value is factored into each NEO’s pay opportunity to ensure that the deferral feature would not result in compensation in excess relative to our peers.

Based on the election of each of the NEOs, the 2025 annual incentives were paid as follows:

Named Executive Officer	Cash ($) (1)	Elective LTIP Units ($) (2)
Ken Bernstein, President & CEO	—	2,702,178
John Gottfried, EVP & CFO	—	785,407
Jason Blacksberg, EVP & CLO	—	752,495
Reginald Livingston, EVP, CIO	—	636,170
Joseph Napolitano, SVP & CAO	—	621,156

Notes:

(1) Amount reflects the amount elected in cash.

(2) Amount reflects the cash amount elected in LTIP Units on February 14, 2026, inclusive of the additional value in connection with the 20% discounted share price. The values reported herein are not reflective of the grant date fair value of the awards calculated in accordance with the Statement of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation” (“ASC Topic 718”), which is how these awards are reported in the Summary Compensation Table for 2026.

Long-Term Incentives

In light of the extended investment horizons and cyclical dynamics inherent in real estate investing, the Compensation Committee emphasizes a long-term approach to executive compensation. The Company’s long-term incentive program is designed to (i) support management retention through vesting provisions, (ii) align executive and shareholder interests through equity ownership, and (iii) incentivize sustained long-term performance. The Compensation Committee and the Board of Trustees align long-term performance in the form of:

Vehicle	Key Features
Annual Equity Awards – Time-Based Restricted Share Units or LTIP Units
•
Represents 50% of annual equity award value
•
Vest ratably over a five-year period
•
CEO’s vested units are subject to an additional two-year post vesting holding period where units may not be sold or transferred

Annual Equity Awards – Performance-Based Restricted Share Units or LTIP Units
•
Represents 50% of annual equity award value
•
Payout may range from 0-200% of target based on (i) Relative TSR vs. Nareit Shopping Center Index, (ii) Relative TSR vs. Nareit Retail Index, and (iii) Same-Property NOI Growth
•
Earned units cliff vest at the end of the three-year performance period, except for the CEO’s earned units that vest 60% at the end of the performance period and 20% on each of the fourth and fifth anniversary
•
Vested units for all NEOs are subject to an additional two-year post vesting holding period where units may not be sold or transferred

Promote Interest Program (formerly referred to as the Long-Term Investment Alignment Program)
•
Select employees are eligible to participate in promote profits that are earned only if certain investments in our Investment Management platform exceed preferred returns established with our institutional capital partners
•
Allocated interests vest ratably over five years

Annual Equity Award Target Values

In February 2026, the Compensation Committee, in consultation with FPC, awarded equity grants for each NEO with 50% of the value granted in the form of time-based Restricted Share Units or LTIP Units and the remaining 50% of the value granted in the form of three-year performance-based Restricted Share Units or LTIP Units. The Compensation Committee approved increases in the target value of the 2025 long‑term incentive awards to support retention and strengthen alignment based on a competitive market review and in consideration of the following:

•
Target compensation levels for our NEOs was below the median of our executive compensation peer group
•
Delivering increases in the form of equity further strengthens our pay‑for‑performance alignment by tying a greater portion of compensation directly to long‑term shareholder value creation
•
Long-term incentive award target values have not been adjusted since 2021 for the CEO and 2022 for the other NEOs
•
Promote allocations have historically accounted for a portion of the NEOs’ long-term incentive opportunity each year

Based on this assessment, the Compensation Committee approved the following amounts:

Executive	Approved 2025 LTIP Unit Grant ($) (1)	Approved 2024 LTIP Unit Grant ($)	% Change
Ken Bernstein	3,700,000	3,200,000	16%
John Gottfried	1,060,000	850,000	25%
Jason Blacksberg	695,000	525,000	32%
Reginald Livingston	405,000	350,000	16%
Joseph Napolitano	590,000	450,000	31%

Notes:

(1)
Represents the approved value of 2025 equity awards (granted in early 2026)

The total annual equity compensation awards are comprised of two components as follows:

Time-Based Long-Term Incentives

The time-based long-term incentives represent 50% of the annual equity award granted to each NEO and were issued in the form of Restricted Share Units or LTIP Units. These shares vest ratably over five years for each of the NEOs.

Restricted LTIP Units are similar to Restricted Share Units but unlike Restricted Share Units, provide for a quarterly partnership distribution in a like amount as paid to holders of common partnership units in Acadia Realty Limited Partnership, the Company’s operating partnership. The Restricted LTIP Units are convertible into common partnership units and, ultimately, Common Shares upon vesting.

To promote further retention and emphasis on long-term performance, our CEO’s time-based equity awards are also subject to an additional two-year post-vest holding period.

Performance-Based Long-Term Incentives

The remaining 50% of the annual equity award is granted in performance-based Restricted Share Units or LTIP Units that may be earned based on the Company’s attainment of specified relative TSR hurdles or specified same-property NOI growth.

The performance hurdles and levels of opportunity for performance-based LTIP Units granted in 2026 and earned over a cumulative three-year performance period are as follows:

Metric(1)	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Relative TSR vs. Nareit Shopping Center Index	50%	25th Percentile	50th Percentile	75th Percentile
Relative TSR vs. Nareit Retail Index	25%	25th Percentile	50th Percentile	75th Percentile

Same-Property NOI Growth	25%	2%	3%	4%

Note:

(1)

In the event the performance falls between performance levels (including same-property NOI growth to be disclosed at the end of the performance period), payout will be calculated using a straight-line linear interpolation.

If the Company’s performance fails to achieve the aforementioned hurdles at the culmination of the three-year performance period, all performance-based shares will be forfeited.

Our CEO’s performance-based equity awards, if earned, will vest 60% at the end of the three-year performance period, with the remaining 40% of shares vesting ratably over the next two years, subject to an additional 2-year post-vest holding period based on the Company’s commitment to maintaining market leading alignment for our CEO. For the other NEOs, any earned performance-based shares vesting in full at the end of the three-year performance period, with an additional 2-year post-vest holding period (providing five years of alignment).

Status of Performance-Based Long-Term Incentives

Below is a snapshot of the status of our recently completed and outstanding performance-based awards as of December 31, 2025, which demonstrates the alignment of our NEOs’ compensation with our TSR performance:

Award	Performance Period	Status as of December 31, 2025
2019 Award	1/1/2019 - 12/31/2021	0% Earned
2020 Award	1/1/2020 - 12/31/2022	0% Earned
2021 Award	1/1/2021 – 12/31/2023	63% of Target Earned
2022 Award	1/1/2022 – 12/31/2024	155% of Target Earned
2023 Award	1/1/2023 – 12/31/2025	200% of Target Earned
2024 Award	1/1/2024 – 12/31/2026	In Progress (Tracking Above Target)
2025 Award	1/1/2025 – 12/31/2027	In Progress (Tracking Below Target)

For the 2023 award whose performance period concluded on December 31, 2025, the payout was based on our relative TSR performance at the 88th percentile vs the Nareit Equity Shopping Center Index (weighed 67% and the 83rd percentile vs. the Nareit Equity Retail Index (weighted 33%).

Promote Interest Program

Our long-term incentive structure also includes a multi‑year, performance program directly tied to promotes earned by the Company when certain investment funds and joint ventures exceed pre-established preferred return hurdles (“Promote Interest Program”).

Established in 2009, the Promote Interest Program is designed to incentivize management for long-term outperformance in our Investment Management Platform by allocating a portion of the promote, generally equal to 25% of the promote in the aggregate, to eligible members of management:

Promote Interest Program Summary
Purpose
•
Provide alignment with our Investment Management Platform and institutional capital partners; it should be noted that the Company is also a significant investor in eligible investments
•
Reward management only for realized, long‑term performance rather than investment activity or short‑term decision‑making
•
Be competitive with the incentive compensation structures used by our competitors in the private real estate industry who we directly compete with for top investment and asset management talent
Participants	• CEO, CIO and other deal team members beginning with allocations made in 2026
Promote Pool	• 25% of the Promote
Vesting	• 20% per year over a 5-year period
Eligible Investments
•
Acadia Strategic Opportunity Fund III LLC (“Fund III”), Acadia Strategic Opportunity Fund IV LLC (“Fund IV”), and Acadia Strategic Opportunity Fund V LLC (“Fund V,” and collectively, the “Funds”); joint ventures entitled to promotes in our Investment Management Platform (“IMP”)

Since 2009, the awards for executive officers were made as a result of the recommendation of the Compensation Committee and approval by the Board of Trustees. In the future, the Compensation Committee and the Board of Trustees may or may not recommend or approve awards to executive officers of additional allocations. In 2025, Messrs. Bernstein and Napolitano received $66,635 and $8,592, respectively in connection with their Fund III Awards.

Governance and Other Policies Relating to Compensation

Share Ownership Guidelines

In order to further foster the strong ownership culture among the Company’s senior executive management team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, the Company has adopted a share ownership policy. The policy contains mandates for NEOs and Trustees to own at all times a certain level of the Company’s Common Shares (including Restricted Share Units, LTIP Units, Restricted LTIP Units and OP units) within 5 years of appointment to such position. The share ownership guidelines are as follows:

Title	Multiple	Ownership Requirement Met as of December 31, 2025 (1)
CEO	10 x Base Salary	Yes
All other NEOs	3 x Base Salary	Yes
Non-Employee Trustees	5x total annual cash fees	Yes

Notes:

(1)
In determining whether NEOs have met the recommended targets, unearned performance-based awards are excluded from the ownership level calculation.

Clawback Policy

In the event of an accounting restatement due to material noncompliance with financial reporting requirement under the U.S. federal securities law, the Compensation Committee will review all incentive-based compensation that was paid to our executive officers on the basis of having met or exceeded specific performance targets for the relevant performance periods. If the bonuses or awards paid pursuant to such incentive-based compensation awards (including annual cash incentives, non-qualified share options, restricted shares, or LTIPs) would have been lower than the amounts calculated based on such restated results, the Company will seek to recoup the portion of the excess compensation that was received unless recovery would be impractical and either the third-party costs associated with the recovery would exceed the amount to be recovered or recovery would cause a tax qualified plan to fail to remain tax qualified. The Compensation Recovery Policy has been filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. At no time during or after the year ended December 31, 2025, was the Company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Compensation Recovery Policy, nor was there, on December 31, 2025, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

Anti-Hedging and Anti-Pledging Policies

In addition, the Company has a corporate governance policy that prohibits Trustees and employees of the Company (including executive officers) from engaging in the following activities with respect to the Company securities: (i) short sales, (ii) purchases or sales of derivative securities of the Company or any derivative securities that provide the economic equivalent, (iii) maintaining a margin account secured by shares of the Company and (iv) pledges as collateral for a loan. All Trustee and executive officers subject to this policy were in compliance as of the date hereof.

Standard Employment Benefits

The Company provides a variety of health and welfare benefits, including medical, dental, life, disability and accidental death and dismemberment insurance policies that are generally available to all of its full-time employees. The Company also provides a 401(k) savings plan for employees of the Company (the “401(k) Plan”), which provides for Company matching contributions of 50% up to the first 6% of the participant’s base salary contributed to the 401(k) Plan. The All Other Compensation column of the Summary Compensation Table summarizes the matching contributions that the Company made to its NEOs for fiscal 2025, 2024 and 2023.

The Company’s Employee Share Purchase Plan (the “Share Purchase Plan”, and collectively with the Company’s Second Amended and Restated 2006 Incentive Plan and, the 2020 Share Incentive Plan “Share Incentive Plans”) allows eligible employees of the Company to purchase, through payroll deductions, Common Shares in the Company at a 15% discount to the closing price of the Company’s Common Shares on either the first day or the last day of the quarter, whichever is lower. The Share Purchase Plan is designed to retain and motivate employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company. The

Company has reserved 200,000 Common Shares for issuance under the Share Purchase Plan. The Share Purchase Plan is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code, as amended. During 2025, 2024 and 2023, 13,237, 13,725, and 13,177 Common Shares were purchased under the Share Purchase Plan, respectively. As of the date hereof, no NEOs participate in the Share Purchase Plan.

Impact of Accounting and Tax Treatment

Cash-based compensation, including salary and bonus, is generally charged as an expense in the period in which the amounts are earned by the NEO. The Company expenses the cost of share-based compensation, including Restricted Share Units and Restricted LTIP Units, in its financial statements in accordance with ASC Topic 718. In accordance with ASC Topic 718, the grant date fair value of equity awards is recognized into expense on a straight-line or graded-vesting basis, as appropriate, over the vesting period.

Section 162(m) of the Code limits to $1 million the deduction that publicly traded corporations may take for compensation paid to “covered employees” of the corporation. Treasury regulations under Section 162(m) (the “Regulations”) apply Section 162(m)’s $1 million deduction limit to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Regulations applies to all compensation deductible in tax years ending on or after December 20, 2019 other than compensation paid pursuant to a written binding contract in effect on December 20, 2019 that is not subsequently materially modified. To the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.

Timing of Equity Grants

The Company does not in any way time its share awards to the release of material non-public information. The CEO meets with the Compensation Committee in January, February or March of each year and recommends the share awards for the NEOs, other than himself, to be granted for the prior year. The Compensation Committee reviews the recommendations and then recommends the awards to the full Board of Trustees for approval. The awards are granted in the first quarter of the current year. There is no consequence for selling vested Common Shares but the Company does require NEOs and Trustees to hold such Common Shares in accordance with the mandates for share ownership for NEOs and Trustees.

The Company did not grant any stock options, stock appreciation rights or similar option-like instruments in 2025.

Relationship of Compensation Policies and Practices to Risk Management

The Compensation Committee has considered the risks arising from the Company’s compensation policies and practices for its employees, and does not believe those risks are reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table lists the annual compensation for the fiscal years 2025, 2024 and 2023 awarded to the NEOs. Compensation included in the table relating to bonus and share awards reflect amounts granted with respect to the periods reflected.

For information relating to the elements of compensation discussed in the Summary Compensation Table, please refer to the “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Kenneth F. Bernstein	2025	850,000	—	3,574,544	—	2,486,898	(2)	—	10,788	6,922,230
Chief Executive	2024	850,000	—	3,315,800	—	2,059,264	(2)	—	10,638	6,235,702
Officer and President	2023	850,000	—	3,359,692	—	1,903,182	(2)	—	10,188	6,123,062
(Principal Executive Officer)

John Gottfried	2025	509,000	—	998,612	—	754,501	(2)	—	10,788	2,272,901
Chief Financial Officer	2024	509,000	—	929,715	—	503,938	(2)	—	10,638	1,953,291

and Executive Vice President	2023	494,000	—	1,033,460	—	445,433	(2)	—	10,188	1,983,081
(Principal Financial Officer)

Jason Blacksberg	2025	487,000	—	616,798	—	708,744	(2)	—	10,788	1,823,330
Chief Legal Officer	2024	487,000	—	574,245	—	484,313	(2)	—	10,638	1,556,196
and Executive Vice President	2023	473,000	—	638,335	—	502,526	(2)	—	10,188	1,624,049

Joseph Napolitano	2025	402,000	—	528,665	—	587,370	(2)	—	10,788	1,528,823
Chief Administrative	2024	402,000	—	492,211	—	399,023	(2)	—	10,638	1,303,872
Officer and Senior Vice President	2023	390,000	—	547,116	—	415,815	(2)	—	10,181	1,363,1

										12

Reginald Livingston	2025	412,000	—	411,160	—	606,348	(2)	—	10,788	1,440,296
Chief Investment	2024	412,000	—	382,805	—	—		—	10,638	805,443
Officer and Executive Vice President

Notes:

(1) Pursuant to SEC rules, the amounts disclosed in this column reflects the grant date fair value of each Restricted Share Unit and Restricted LTIP Unit award calculated in accordance with ASC Topic 718. The grant date fair values of performance-based awards included in this table were calculated based on the outcome of performance measured at probable achievement of the performance metrics, which we deemed to be at maximum levels. For further information as to the Company's Restricted Share Unit and Restricted LTIP Unit awards issued to employees, see Note 13 (Share Incentive and Other Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026.

(2) Cash bonus was received in the form of Restricted LTIP Units. The number of Restricted LTIP Units granted in connection with this portion of the LTIP Unit award were at a 20% discount as discussed above for 2024 performance but granted in 2025.

(2)
Detail reflected in the All Other Compensation Table below.

ALL OTHER COMPENSATION TABLE

	Kenneth F. Bernstein			John Gottfried			Jason Blacksberg
	2025	2024	2023	2025	2024	2023	2025	2024	2023
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—	$—	$—	$—	$—	$—	$—

Annual Company contributions or allocations to vested and unvested defined contribution plans (1)	10,500	10,350	9,900	10,500	10,350	9,900	10,500	10,350	9,900
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the NEO	288	288	288	288	288	288	288	288	288
Total Other Compensation	$10,788	$10,638	$10,188	$10,788	$10,638	$10,188	$10,788	$10,638	$10,188

	Joseph Napolitano			Reginald Livingston
	2025	2024	2023	2025	2024
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—	$—	$—
Annual Company contributions or allocations to vested and unvested defined contribution plans (1)	10,500	10,350	9,900	10,500	10,350
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the NEO	288	288	281	288	288
Total Other Compensation	$10,788	$10,638	$10,188	$10,788	$10,638

Note:

(1) Represents contributions made by the Company to the account of the NEO under the Company’s 401(k) Plan.

GRANTS OF PLAN-BASED AWARDS

Pursuant to the Company's Share Incentive Plans, the Company granted annual bonus unit awards and long-term incentive awards to the NEOs on February 14, 2025 (with respect to services rendered in the fiscal year ended 2024). The annual bonus unit awards consisted of time-based unvested Restricted LTIP Units. The total long-term incentive awards consisted of unvested Restricted LTIP Units which were allocated 50% as time-based awards and 50% as performance-based awards. For the 50% performance-based award, the number of Restricted LTIP Units will be calculated over a three-year period as described above.

The following table provides a summary of all grants awarded to the NEOs during 2025:

		Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold	Target	Maximum
		(#)	(#) (1)	(#)	(#)		(2)

Kenneth F. Bernstein	2/14/2025	—	—	—	120,082	(3)	2,486,898
	2/14/2025	34,617	69,234	138,468	—		2,140,708

	2/14/2025	—	—	—	69,234	(3)	1,433,836
		34,617	69,234	138,468	189,316		6,061,442

John Gottfried	2/14/2025	—	—	—	35,980	(4)	754,501
	2/14/2025	9,196	18,391	36,782	—		571,044
	2/14/2025	—	—	—	18,390	(3)	427,568
		9,196	18,391	36,782	54,370		1,753,113

Jason Blacksberg	2/14/2025	—	—	—	33,798	(4)	708,744
	2/14/2025	5,680	11,359	22,718	—		352,701
	2/14/2025	—	—	—	11,359	(3)	264,097
		5,680	11,359	22,718	45,157		1,325,542

Joseph Napolitano	2/14/2025	—	—	—	28,010	(4)	587,370
	2/14/2025	4,868	9,736	19,472	—		302,303
	2/14/2025	—	—	—	9,736	(3)	226,362
		4,868	9,736	19,472	37,746		1,116,035

Reginald Livingston	2/14/2025	—	—	—	28,915	(4)	606,348
	2/14/2025	3,786	7,572	15,144	—		235,111
	2/14/2025	—	—	—	7,572	(3)	176,049
		3,786	7,572	15,144	36,487		1,017,508

Notes:

(1) Represents the performance-based portion of the 2024 awards. With regards to Mr. Bernstein, these awards will be earned over 5 years with 60% earned at the end of the third year subject to the Company meeting certain performance thresholds. The remaining 40% will be earned ratably over the following two years, provided that the initial 60% is earned as described above. With regards to other NEO’s, these awards will be earned over 3 years with 100% earned at the end of the third year. All performance-based awards are subject to a two-year post-vesting hold period. The holders of these Restricted LTIP Units are entitled to receive distributions currently in an amount equal to 10% of the per share dividend paid to holders of Common Shares for the maximum number of Restricted LTIP Units that may be earned.

(2) Calculated in accordance with ASC Topic 718. The grant date fair values of performance-based awards were calculated based on the probable outcome of performance measured at target levels at the time of the grant.

(3) The Restricted LTIP Units vest over 5 years with 20% vesting on January 6, 2026 and 20% on each anniversary thereof. The holders of these Restricted LTIP Units are entitled to receive distributions currently in an amount equal to the per share dividend paid to holders of Common Shares. With regards to Mr. Bernstein, these awards are subject to a two-year post-vesting hold period.

(4) The Restricted LTIP Units vest over 3 years with 33% vesting on January 6, 2026 and 33% on each anniversary thereof and are subject to a two-year post-vesting hold period. The holders of these Restricted LTIP Units are entitled to receive distributions currently in an amount equal to the per share dividend paid to holders of Common Shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Stock Awards
Equity Incentive Plan Awards:	Equity Incentive Plan Awards:

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#) (1)		($) (2)	(#) (10)		($) (2) (10)

Kenneth F. Bernstein	2/18/2021	18,972	(3)	389,685	—		—
	2/18/2021	16,740	(3)	343,840	11,952		245,494
	2/18/2022	32,310	(4)	663,647	—		—
	2/18/2022	39,522	(4)	811,782	50,078		1,028,602
	2/17/2023	63,036	(5)	1,294,759	—		—
	2/17/2023	91,723	(5)	1,883,990	210,112		4,315,700
	2/16/2024	75,032	(6)	1,541,157	—		—
	2/16/2024	118,694	(6)	2,437,975	187,572	(12)	3,852,729
	2/14/2025	69,234	(8)	1,422,066	—		—
	2/14/2025	120,082	(8)	2,466,484	138,468	(14)	2,844,133
		645,345		13,255,385	598,182		12,286,658

John Gottfried	2/18/2021	4,986	(3)	102,412	—		—
	2/18/2021	4,838	(3)	99,373	3,140		64,496
	2/18/2022	7,828	(4)	160,787	—		—
	2/18/2022	20,056	(4)	411,950	12,132		249,191
	2/17/2023	16,746	(5)	343,963	—		—
	2/17/2023	21,950	(5)	450,853	55,810		1,146,337
	2/16/2024	19,930	(6)	409,362	—		—
	2/16/2024	24,292	(7)	498,958	49,824	(11)	1,023,385
	2/14/2025	18,390	(8)	377,731	—		—
	2/14/2025	35,980	(9)	739,029	36,782	(13)	755,502
		174,996		3,594,418	157,688		3,238,911

Jason Blacksberg	2/18/2021	2,572	(3)	52,829	—		—
	2/18/2021	5,469	(3)	112,333	1,620		33,275
	2/18/2022	6,058	(4)	124,431	—		—
	2/18/2022	11,886	(4)	244,138	6,260		128,580
	2/17/2023	10,341	(5)	212,404	—		—
	2/17/2023	21,159	(5)	434,606	34,472		708,055
	2/16/2024	12,308	(6)	252,806	—		—
	2/16/2024	23,345	(7)	479,506	30,774	(11)	632,098
	2/14/2025	11,359	(8)	233,314	—		—
	2/14/2025	33,798	(9)	694,211	22,718	(13)	466,628
		138,295		2,840,578	95,844		1,968,636

Joseph Napolitano	2/18/2021	2,250	(3)	46,215	—		—
	2/18/2021	4,507	(3)	92,574	1,418		29,126
	2/18/2022	5,554	(4)	114,079	—		—
	2/18/2022	9,796	(4)	201,210	5,478		112,518
	2/17/2023	8,869	(5)	182,169	—		—
	2/17/2023	17,508	(5)	359,614	29,546		606,875
	2/16/2024	10,558	(6)	216,861	—		—
	2/16/2024	19,235	(7)	395,087	26,378	(11)	541,804
	2/14/2025	9,736	(8)	199,977	—		—
	2/14/2025	28,010	(9)	575,325	19,472	(13)	399,955
		116,023		2,383,111	82,292		1,690,278

Reginald Livingston	2/18/2021	1,127	(3)	23,149	—		—
	2/18/2021	—		—	710		14,583
	2/18/2022	1,768	(4)	36,315	—		—
	2/18/2022	6,310	(4)	129,607	2,738		56,239
	2/17/2023	6,894	(5)	141,603	—		—
	2/17/2023	—		—	22,982		472,050
	2/16/2024	8,206	(6)	168,551	—		—
	2/16/2024	—		—	20,514	(11)	421,358
	2/14/2025	7,572	(8)	155,529
	2/14/2025	28,915	(9)	593,914	15,144	(13)	311,058
		60,792		1,248,668	62,088		1,275,288

Notes:

(1) Represents the time-based portion of the awards.

(2) Market value computed by multiplying the closing market price of the Company's Common Shares of $20.54 as of December 31, 2025, the final trading day of the calendar year, by the number of Restricted Share Units or Restricted LTIP Units that have not vested.

(3) Restricted LTIP Units vest over five years with the last vesting on January 6, 2026.

(4) Restricted LTIP Units vest over five years with the last vesting on January 6, 2027.

(5) Restricted LTIP Units vest over five years with the last vesting on January 6, 2028.

(6) Restricted LTIP Units vest over five years with the last vesting on January 6, 2029.

(7) Restricted LTIP Units vest over three years with the last vesting on January 6, 2027.

(8) Restricted LTIP Units vest over five years with the last vesting on January 6, 2030.

(9) Restricted LTIP Units vest over three years with the last vesting on January 6, 2028.

(10) Represents the performance-based portion of the awards.

(11) The calculation period for these awards will be measured from January 1, 2024 through December 31, 2026. The number of awards that will ultimately vest will be based on (i) 50% based on the Company’s total shareholder return as compared to the Nareit Equity Shopping Center Index, (ii) 25% based on the Company’s total shareholder return as compared to the Nareit Equity Retail Index and (iii) 25% based on the Company’s same-property net operating income growth. 100% of the awards will vest on January 6, 2027.

(12) The calculation period for these awards will be measured from January 1, 2024 through December 31, 2026. The number of awards that will ultimately vest will be based on (i) 50% based on the Company’s total shareholder return as compared to the Nareit Equity Shopping Center Index, (ii) 25% based on the Company’s total shareholder return as compared to the Nareit Equity Retail Index and (iii) 25% based on the Company’s same-property net operating income growth. 60% of the awards will vest on January 6, 2027, 20% on January 6, 2028 and 20% on January 6, 2029.

(13) The calculation period for these awards will be measured from January 1, 2025 through December 31, 2027. The number of awards that will ultimately vest will be based on (i) 50% based on the Company’s total shareholder return as compared to the Nareit Equity Shopping Center Index,

(ii) 25% based on the Company’s total shareholder return as compared to the Nareit Equity Retail Index and (iii) 25% based on the Company’s same-property net operating income growth. 100% of the awards will vest on January 6, 2028.

(14) The calculation period for these awards will be measured from January 1, 2025 through December 31, 2027. The number of awards that will ultimately vest will be based on (i) 50% based on the Company’s total shareholder return as compared to the Nareit Equity Shopping Center Index, (ii) 25% based on the Company’s total shareholder return as compared to the Nareit Equity Retail Index and (iii) 25% based on the Company’s same-property net operating income growth. 60% of the awards will vest on January 6, 2028, 20% on January 6, 2029 and 20% on January 6, 2030.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table provides a summary of all values realized by the NEOs upon the exercise of options and similar instruments or the vesting of Restricted Share Units or Restricted LTIP Units during the last fiscal year.

			Option Awards		Stock Awards
Name	Grant Date	Exercise/Vesting Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Kenneth F. Bernstein	2/13/2020	1/6/2025	—	—	25,636	600,395
	2/18/2021	1/6/2025	—	—	47,664	1,116,291
	2/18/2022	1/6/2025	—	—	111,030	2,600,323
	2/17/2023	1/6/2025	—	—	51,586	1,208,144
	2/16/2024	1/6/2025	—	—	48,430	1,134,231
			—	—	284,346	6,659,383

John Gottfried	2/13/2020	1/6/2025	—	—	4,824	112,978
	2/18/2021	1/6/2025	—	—	12,964	303,617
	2/18/2022	1/6/2025	—	—	32,139	752,695
	2/17/2023	1/6/2025	—	—	12,897	302,048
	2/16/2024	1/6/2025	—	—	17,128	401,138
			—	—	79,952	1,872,476

Jason Blacksberg	2/13/2020	1/6/2025	—	—	5,479	128,318
	2/18/2021	1/6/2025	—	—	9,661	226,261
	2/18/2022	1/6/2025	—	—	18,362	430,038
	2/17/2023	1/6/2025	—	—	10,500	245,910
	2/16/2024	1/6/2025	—	—	14,750	345,445
			—	—	58,752	1,375,972

Joseph Napolitano	2/13/2020	1/6/2025	—	—	4,546	106,467
	2/18/2021	1/6/2025	—	—	8,177	191,505
	2/18/2022	1/6/2025	—	—	15,890	372,144
	2/17/2023	1/6/2025	—	—	8,791	205,885
	2/16/2024	1/6/2025	—	—	12,255	287,012
			—	—	49,659	1,163,013

Reginald Livingston	2/18/2021	1/6/2025	—	—	1,835	42,976
	2/18/2022	1/6/2025	—	—	8,146	190,779
	2/17/2023	1/6/2025	—	—	2,298	53,819
	2/16/2024	1/6/2025	—	—	2,052	48,058
					14,331	335,632

Note:

(1)
Value based on the market value of the Company's Common Shares on the vesting date. The closing price of the Company's Common Shares was $23.42 on January 6, 2025.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has entered into an employment agreement with Mr. Bernstein and severance agreements with each of the other NEOs.

Kenneth F. Bernstein Amended and Restated Employment Agreement

On March 31, 2014, the Company and Kenneth F. Bernstein entered into an amended and restated employment agreement, which extended his position as President and CEO for three years, renewable for successive yearly periods thereafter. Under the agreement, Mr. Bernstein is subject to a 15-month post-termination non-compete and non-poaching provision if his employment terminates under certain circumstances. Mr. Bernstein’s base salary is subject to an annual review and adjustment by the Board of Trustees, based on recommendations of the Compensation Committee.

Each year during the term of Mr. Bernstein’s employment, the full Board of Trustees (excluding Mr. Bernstein), at the Compensation Committee’s recommendation, considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee and recommended for approval to the full Board of Trustees) and discretionary bonuses payable in cash, Restricted Share Units, options, Restricted LTIP Units, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives.

Severance Agreements for Named Executive Officers Other than Mr. Bernstein

The Company has entered into severance agreements with each of the NEOs other than Mr. Bernstein. These agreements provide for certain termination or severance payments to be made by the Company to a NEO in the event of his/her termination of employment as the result of his/her Death, Disability, discharge for Cause or Without Cause, resignation or a termination by the NEO for Good Reason or upon a Change of Control (the terms, “Death,” “Disability,” “Cause,” “Without Cause,” “Good Reason” and “Change of Control” each as defined below). If the NEO's employment is terminated either because he/she is discharged without Cause or due to a termination by the NEO for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, severance and pro rata bonus, each paid in accordance with the terms and conditions of such agreements. These payments will be reduced to the extent that they would otherwise be considered parachute payments within the meaning of Section 280G of the Code.

Cause

The Company has the right to terminate a NEO's employment for “Cause”, which is defined to mean the NEO has: (A) deliberately made a misrepresentation in connection with, or willfully failed to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or willfully destroyed or failed to preserve documents or other materials known to be relevant to such investigation, or willfully induced others to fail to cooperate or to produce documents or other materials; (B) materially breached (other than as a result of the NEO’s incapacity due to physical or mental illness or death) his/her material duties hereunder, which breach is demonstrably willful and deliberate on NEO’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not cured within a reasonable period of time after written notice from the Company specifying such breach (but in any event, no less than 90 days thereafter) in which NEO is diligently pursuing cure; (C) engaged in conduct constituting a material act of willful misconduct in connection with the performance of his/her duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional customary and de minimis use of Company property for personal purposes; (D) materially violated a material Company policy, including but not limited to a policy set forth in the Company’s employee handbook; (E) disparaged the Company, its officers, trustees, employees or partners; or (F) committed a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

Death

A NEO's employment will terminate upon his/her death (“Death”).

Disability

The Company has the right to terminate a NEO's employment due to “Disability” in the event that there is a reasonable determination by the Company that the NEO has become physically or mentally incapable of performing his/her duties under the agreement and such Disability has disabled the NEO for a cumulative period of 180 days within a twelve-month period.

Good Reason

A NEO has the right to terminate his employment for “Good Reason,” which is defined to mean: (A) upon the occurrence of any material breach of this Agreement by the Company; (B) without NEO’s consent, a material, adverse alteration in the nature of the NEO’s duties, responsibilities or authority, or in the 18-month period following a Change of Control only, upon the determination by the NEO (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown clear and convincing evidence) that a material negative change in circumstances has occurred following a Change of Control; (C) without NEO’s consent, upon a reduction in the NEO’s base salary or a reduction of 10% or greater in NEO’s other compensation and employee benefits (which includes a 10% or greater reduction in target cash and equity bonus, or a 10% or greater reduction in total bonus opportunity, but in all cases excludes any grants made under the Long-Term Incentive Alignment Program); or (D) if the Company relocates the NEO’s office requiring the NEO to increase his/her commuting time by more than one hour, or in the 18-month period following a Change of Control only, upon the Company requiring the NEO to travel away from the NEO’s office in the course of discharging the NEO’s responsibilities or duties under the agreement at least 20% more than was required of the NEO in any of the three full years immediately prior to the Change of Control, without, in either case, the NEO’s prior written consent. Any notice under the agreement by the NEO must be made within 90 days after the NEO first knows or has reason to know about the occurrence of the event alleged to be Good Reason.

Without Cause

The Company has the right to terminate a NEO's employment without Cause.

Upon a Change of Control and Termination

The NEOs may be entitled to benefits upon a Change of Control and termination of their employment as discussed below.

“Change of Control” has the meaning as set forth in the employment agreement or severance agreements, as applicable.

SPECIFIC CIRCUMSTANCES THAT WOULD TRIGGER PAYMENTS UNDER THE EMPLOYMENT AND SEVERANCE AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The specific circumstances that would trigger payments and amount of compensation that would be paid by the Company under Mr. Bernstein's employment agreement and the other NEOs' severance agreements are as follows:

Compensation upon Termination of Employment by the Company for Cause or Voluntarily By the NEO

In the event the Company terminates a NEO's employment for Cause, or a NEO voluntarily terminates his employment without Good Reason, the Company will pay that NEO any unpaid annual base salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay. In addition, in such event, the NEO will be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options, LTIP Units, other share-based or other incentive awards, and any grants under the Long-Term Incentive Alignment Program (“FIAP”) which have not vested on the date of termination will automatically terminate and be forfeited.

Compensation under Mr. Bernstein's Employment Agreement upon Termination of Employment upon Death, Disability, Without Cause or for Good Reason or Change of Control and Termination of Employment

In the event of termination by the Company of Mr. Bernstein’s employment as a result of his Death, Disability, Without Cause or by Mr. Bernstein for Good Reason, subject to the execution of a release of claims by Mr. Bernstein (other than in the case of Death), the Company is obligated to pay or provide to Mr. Bernstein, his estate or personal representative, the following: (i) any unpaid accrued salary through and including the date of termination; plus (ii) an amount equal to three times his current salary; (iii) an additional amount equal to three times the average of the cash value of the bonuses (whether awarded as cash incentive bonuses or in Restricted Share Units or Restricted LTIP Units, the value of the latter to be calculated as of the date of the award) awarded to Mr. Bernstein for each of the last two years immediately preceding the year in which Mr. Bernstein’s employment is terminated; (iv) a further amount computed at an annualized rate equal to the average of the cash incentive bonuses awarded to Mr. Bernstein for each of the last two years, pro-rated for the year of termination; (v) reimbursement of expenses incurred prior to date of termination; (vi) all incentive compensation payments whether share based or otherwise that are subject to a vesting schedule including Restricted Share Units, Restricted LTIP Units and options shall immediately vest as of the date of the termination; and (vii) continuation of health coverage for two years with the exception of termination upon Death. Following a Change of Control together with either a termination Without Cause or by Mr. Bernstein for Good Reason within 12 months thereafter, the Company will be obligated to make the same payments described above. Mr. Bernstein is not entitled to any additional Change of Control benefit.

Compensation under the Severance Agreements upon Termination of Employment upon Death, Disability, Without Cause or By Other Named Executive Officers for Good Reason or Change of Control and Termination of Employment

In the event of termination by the Company of the employment of a NEO as a result of the NEO's Death or Disability, the Company is obligated to pay or provide such NEO, the following: (i) any unpaid accrued salary through and including the date of termination, (ii) an amount equal to one times the current annual base salary; (iii) an additional amount equal to one times the average cash bonus (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated; (iv) a pro-rata portion of such NEO's cash bonus (based upon the average of the last two years' bonuses); (v) reimbursement of expenses incurred prior to date of termination; and (vi) COBRA health continuation for one year. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the termination; and all awards subject to performance-based vesting will remain outstanding until the conclusion of the applicable performance period as set forth in the respective award grant agreement.

In the event of termination by the Company of the employment of a NEO without Cause or by the NEO for Good Reason not in connection with a Change of Control, the Company is obligated to pay or provide to the NEO the full benefits described above. In addition, a NEO will be entitled to receive an amount equal to one times the current annual base salary and the average cash bonus (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the termination; and all awards subject to performance-based vesting will continue to be governed by the applicable award agreement.

Following a Change of Control together with either Termination Without Cause or for Good Reason, the Company is obligated to pay or provide to the NEO the full benefits described above under Termination without Cause or for Good Reason not in connection with a Change of Control. In addition, the NEO will be entitled to receive an amount equal to 0.75 times the current annual base salary and the average of the cash value of the bonuses (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated; and continued medical benefits of said NEO for an additional six months. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the consummation of a Change of Control; and all awards subject to performance-based vesting will continue to be governed by the applicable award agreement.

Acceleration of Vesting and Forfeiture of Awards under Share Incentive Plans

In addition to the termination payments discussed above, the Share Incentive Plans provide for accelerated vesting of awards in certain circumstances involving a Change of Control of the Company. These plans also provide for forfeiture of awards in certain circumstances, such as in the event of a termination for cause.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON TERMINATION

The following table estimates the potential payments and benefits to the NEOs upon termination of employment and Change of Control, assuming the event occurred on December 31, 2025. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time they become eligible for payment and would only be payable if the specified event occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Name	Cash Severance ($) (1)	Bonus Severance ($)	Options Awards ($)	Stock Awards ($) (4) (5)	Other

						Benefits ($) (6)

Kenneth F. Bernstein
For Cause or Voluntary Resignation	—	—		—	—	—
Death	2,550,000	19,099,168	(2)	—	25,542,043	—
Disability	2,550,000	19,099,168	(2)	—	25,542,043	43,318
Good Reason	2,550,000	19,099,168	(2)	—	25,542,043	43,318
Without Cause	2,550,000	19,099,168	(2)	—	25,542,043	43,318
Change of Control and Termination	2,550,000	19,099,168	(2)	—	25,542,043	43,318
Change of Control	—	—	(2)	—	25,542,043	—

John Gottfried
For Cause or Voluntary Resignation	—	—		—	—	—
Death	509,000	1,293,521	(3)	—	6,833,329	28,692
Disability	509,000	1,293,521	(3)	—	6,833,329	28,692
Good Reason	1,018,000	1,940,282	(3)	—	6,833,329	28,692

Without Cause	1,018,000	1,940,282	(3)	—	6,833,329	28,692
Change of Control and Termination	1,399,750	2,425,352	(3)	—	6,833,329	43,038
Change of Control	—	—	(3)	—	6,833,329	—

Jason Blacksberg
For Cause or Voluntary Resignation	—	—		—	—	—
Death	487,000	1,226,851	(3)	—	4,809,214	32,458
Disability	487,000	1,226,851	(3)	—	4,809,214	32,458
Good Reason	974,000	1,840,277	(3)	—	4,809,214	32,458
Without Cause	974,000	1,840,277	(3)	—	4,809,214	32,458
Change of Control and Termination	1,339,250	2,300,346	(3)	—	4,809,214	48,687
Change of Control	—	—	(3)	—	4,809,214	—

Joseph Napolitano
For Cause or Voluntary Resignation	—	—		—	—	—
Death	402,000	1,014,769	(3)	—	4,073,389	32,460
Disability	402,000	1,014,769	(3)	—	4,073,389	32,460

Good Reason	804,000	1,522,154	(3)	—	4,073,389	32,460
Without Cause	804,000	1,522,154	(3)	—	4,073,389	32,460
Change of Control and Termination	1,105,500	1,902,692	(3)	—	4,073,389	48,690
Change of Control	—	—	(3)	—	4,073,389	—

Reginald Livingston
For Cause or Voluntary Resignation	—	—		—		—
Death	412,000	1,043,514	(3)	—	2,523,956	32,460
Disability	412,000	1,043,514	(3)	—	2,523,956	32,460
Good Reason	824,000	1,565,271	(3)	—	2,523,956	32,460
Without Cause	824,000	1,565,271	(3)	—	2,523,956	32,460
Change of Control and Termination	1,133,000	1,956,589	(3)	—	2,523,956	48,690
Change of Control	—	—	(3)	—	2,523,956	—

Notes:

(1) Reflects three years of severance salary for Mr. Bernstein. For the other NEOs, reflects one year of severance salary in the case of termination as a result of Death or Disability, two years of severance salary in the case of termination by the Company Without Cause or by the NEO for Good Reason not in connection with a Change in Control and 2.75 years of severance salary in the case of a Change of Control together with either termination Without Cause or for Good Reason.

(2) Reflects three years of severance bonuses and a pro-rated cash bonus for Mr. Bernstein.

(3) Reflects one year of severance bonus and a pro-rated cash bonus in the case of termination as a result of Death or Disability, two years of severance bonus and a pro-rated cash bonus in the case of termination by the Company Without Cause or by the NEO for Good Reason not in connection with a Change in Control and 2.75 years of severance bonus and a pro-rated cash bonus in the case of a Change of Control together with either termination Without Cause or for Good Reason.

(4) Reflects the payment upon the immediate vesting of all Restricted Share Units and Restricted LTIP Units with the exception of those subject to performance measurement periods. In the case of Restricted Share Units and Restricted LTIP Units subject to performance measurement periods, they will remain unvested until such time as the measurement period is completed and will be measured at that time. For the purposes of this table, those Restricted Share Units and Restricted LTIP Units have been valued at their target amount.

(5) Restricted Share payments based on the number of shares times $20.54, the closing price of the Company's Common Shares on December 31, 2025.

(6) Represents the value of health coverage benefits.

CEO Compensation Pay Ratio

For 2025, the Company estimated the ratio between the CEO’s total compensation and the median annual total compensation of all employees (except the CEO). In searching for the median employee, base compensation totals in 2025 were considered. The “Median Employee” was identified using the base compensation of all full-time, part-time, and temporary employees employed by the Company on December 31, 2025, then the Median Employee’s compensation was calculated under the Summary Compensation Table rules. The CEO had annual total compensation of $6,922,230 and the Median Employee had annual total compensation of $137,000. Therefore, the CEO’s annual total compensation is estimated as 51 times that of the median of the annual total compensation of all employees. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

BOARD OF TRUSTEES COMPENSATION

Each Trustee who is not also an officer and full-time employee of the Company or the Operating Partnership receives the following trustee compensation:

Standard Trustee Retainers (excluding Lead Trustee):
Annual cash fee	$80,000
Annual equity fee (payable in Restricted Share Units or Restricted LTIP Units)	120,000
Total Retainer	$200,000

Lead Trustee Retainers (paid in lieu of Standard Retainer):
Annual cash fee	$125,000
Annual equity fee (payable in Restricted Share Units or Restricted LTIP Units)	150,000
Total Retainer	$275,000

Committee-Related Fees:
Audit Committee Chair	25,000
Other Committee Chair	20,000

The Restricted Share Units or Restricted LTIP Units issued to Trustees in the above table vest over three years with 33% vesting on each of the next three anniversaries of the grant date. Trustees have the option to convert all or part of any cash payment due to them to Common Shares or LTIP Units with a vesting period of one year at a 10% discount to the preceding 20-day average share price from the date of the 2025 Annual Meeting. No dividends are paid currently on Restricted Share Units but instead cumulate and are paid when they vest.

Trustees who are officers and full-time employees of the Company or its subsidiaries receive no separate compensation for service as a Trustee or Committee member. Additionally, members of the Board of Trustees are reimbursed for travel and lodging expenses associated with attending meetings of the Board and committees of the Board.

Pursuant to the Company's 2006 Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”), Trustees may elect to defer receipt of their annual trustee fees. Each Trustee participating in the Deferred Compensation Plan has an account, which the administrator credits with a number of Common Shares having a fair market value (as of the date of the credit) equal to the amount of the participant's compensation that the Trustee has elected to defer and would otherwise have been paid in cash or other property to the Trustee during the preceding month. The Deferred Compensation Plan generally allows the Trustees to defer receipt of their compensation and, therefore, defer paying tax on that compensation. To defer eligible compensation for any given calendar year, a Trustee must make a written election at least 30 days before the calendar year begins. The Company will credit each Trustee's deferred compensation account with additional Common Shares that (i) have a fair market value, when credited, equal to the product of any per Common Share cash dividend paid during the prior quarter and the number of Common Shares credited to the Trustee's account and (ii) equitably adjust the Trustee's account for any share dividends that would have been paid during the prior month with respect to the Common Shares credited to the Trustee's account on the last day of the prior quarter. A Trustee's account will be paid to the Trustee upon the occurrence of one or more permissible payment triggers elected by the Trustee, which may include a date certain, a change of control of the Company, or his or her separation of service from the Company and will be paid to his or her beneficiaries in the event of his or her death, in each case based on the timeframe for distributions specified in the Trustee's deferral election form. Under certain circumstances, the Board may permit a Trustee to withdraw a limited number of Common Shares from his or her account if the Trustee suffers a Hardship (as defined in the Deferred Compensation Plan).

No Trustees elected to defer compensation for 2025.

See the Trustees Compensation Table below for a summary of the compensation paid to the members of the Board of Trustees during 2025.

TRUSTEE COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (7)	Total ($)

Lee S. Wielansky (1)	125,000	150,621	—	—	—	49,	325

							924	,545

Mark Denien	—	237,651	(3)	—	—	—	31,811	269,462

Kenneth A. McIntyre	80,000	120,501		—	—	—	20,643	221,144

William T. Spitz	100,000	120,501		—	—	—	13,118	233,619

Lynn C. Thurber	—	232,072	(4)	—	—	—	13,118	245,190

Hope Woodhouse	80,000	120,501		—	—	—	12,170	212,671

C. David Zoba	100,000	120,501		—	—	—	59,746	280,247

Notes:

(1) Mr. Wielansky is the Independent Lead Trustee.

(2) Reflects 6,221 Restricted Share Units or Restricted LTIP Units granted in 2025 to each Trustee, except Mr. Wielansky who received 7,776 Restricted LTIP Units. All these awards vest over three years with 33% vesting on each of the next three anniversaries of the grant date. The grant date per share fair value was $19.37.

(3) Mr. Denien elected to receive the cash component of his Annual Retainer of $80,000 and Chairperson Fee of $25,000 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year.

(4) Ms. Thurber elected to receive the cash component of her Annual Retainer of $80,000 and Chairperson fee of $20,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.

(7) Reflects cumulative dividends on unvested Restricted Share Units which vested in May 2025 and dividends paid on vested and unvested LTIP Units.

As of December 31, 2025, each independent Trustee had the following outstanding options and Restricted Share Unit or Restricted LTIP Unit awards:

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
				Equity Incentive Plan Awards:					Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Trustee	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of

								Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lee S. Wielansky	5/4/2023	—	—	2,502	(3)	51,391
	5/2/2024	—	—	3,908	(4)	80,270
	5/8/2025	—	—	7,776	(6)	159,719
Total		—	—	14,186		291,380	—	—

Mark Denien	5/4/2023	—	—	2,502	(3)	51,391
	5/2/2024	—	—	3,908	(4)	80,270
	5/8/2025	—	—	6,048	(5)	124,226
	5/8/2025			6,221	(6)	127,779

		—	—	18,679		383,666	—	—

Kenneth A. McIntyre	5/4/2023	—	—	2,502	(3)	51,391
	5/2/2024	—	—	3,908	(4)	80,270
	5/8/2025	—	—	6,221	(6)	127,779
Total		—	—	12,631		259,440	—	—

William T. Spitz	5/4/2023	—	—	2,502	(3)	51,391
	5/2/2024	—	—	3,908	(4)	80,270
	5/8/2025	—	—	6,221	(6)	127,779
Total		—	—	12,631		259,440	—	—

Lynn Thurber	5/4/2023	—	—	2,502	(3)	51,391
	5/2/2024	—	—	3,908	(4)	80,270
	5/8/2025	—	—	5,760	(5)	118,310
	5/8/2025	—	—	6,221	(6)	127,779
Total		—	—	18,391		377,750	—	—

Hope Woodhouse	5/4/2023	—	—	2,502	(3)	51,391
	5/2/2024	—	—	3,908	(4)	80,270
	5/8/2025	—	—	6,221	(6)	127,779
Total		—	—	12,631		259,440	—	—

C. David Zoba	5/4/2023	—	—	2,502	(3)	51,391
	5/2/2024	—	—	3,908	(4)	80,270
	5/8/2025	—	—	6,221	(6)	127,779
Total		—	—	12,631		259,440	—	—

Notes:

(1) Market value computed by multiplying the closing market price of the Company's Common Shares of $20.54 as of December 31, 2025 by the number of Shares or Units that have not vested.

(2) Represents time-based awards only.

(3) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2026.

(4) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2027.

(5) Restricted Share Units and Restricted LTIP Units vest on May 9, 2026.

(6) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2028.

Pay versus Performance Disclosure

As required by the SEC, the following table is intended to illustrate compensation “actually paid” to our NEOs for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025, in each case, as compared to (i) our cumulative TSR performance, (ii) our peer group TSR performance, (iii) net income, and (iv) FFO per diluted Share and Common OP Unit (“FFO”), the Company’s selected measure. Differences in our Summary Compensation Table amounts and compensation actually paid reflect changes in the fair value of equity awards, both outstanding and vested in each year, which take into account the future performance of the Company and relative performance indices based on Monte Carlo simulations for any market-based awards and a discount for lack of marketability or illiquidity due to post-vesting restrictions.

Year	Summary Compensation Total Table for CEO (1)	Compensation actually paid to CEO (1)	Average Summary Compensation Table Total for non-CEO NEOs (1)	Average Compensation Actually paid to non-CEO NEO (1)	Total Shareholder Return (2)	Peer Group Total Shareholder Return (3)	Net (Loss) Income (in 000’s)	FFO per diluted Share and Common OP Unit (4)

2025	$6,922,230	$2,361,750	$1,710,100	$1,087,136	$176.72	$182.01	$(40,011)	$1.19
2024	$6,235,702	$16,740,271	$1,404,701	$3,194,504	$199.76	$189.29	$8,139	$1.12
2023	$6,123,062	$9,293,324	$1,656,747	$2,334,259	$135.43	$161.74	$(1,749)	$1.28
2022	$6,154,074	$(618,494)	$1,847,188	$334,616	$108.98	$144.36	$(65,251)	$1.02
2021	$5,645,279	$7,874,922	$1,775,072	$2,280,743	$158.29	$165.05	$26,030	$1.26

(1)
Reflects compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for each relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Kenneth F. Bernstein	John Gottfried, Joseph Napolitano, Jason Blacksberg and Reggie Livingston
2024	Kenneth F. Bernstein	John Gottfried, Joseph Napolitano, Jason Blacksberg and Reggie Livingston
2023	Kenneth F. Bernstein	John Gottfried, Joseph Napolitano and Jason Blacksberg
2022	Kenneth F. Bernstein	John Gottfried, Joseph Napolitano and Jason Blacksberg
2021	Kenneth F. Bernstein	Christopher Conlon (Former EVP and COO), John Gottfried, Joseph Napolitano and Jason Blacksberg

(2)
Based on a fixed investment of $100 on December 31, 2020 in the Company’s stock assuming reinvestment of dividends on the ex-dividend date.
(3)
Based on a fixed investment of $100 on December 31, 2020 in the Nareit Equity Shopping Centers Index, assuming reinvestment of dividends on the ex-dividend date.
(4)
FFO per diluted Share and Common OP Unit is a non-GAAP measure. Refer to page 49 of the Company’s Form 10-K as filed with the SEC for the fiscal year ended December 31, 2025 for a reconciliation of net income to FFO per Share.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” for PEO	2025

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY (a)	$(6,061,442)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	4,817,225
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(2,975,265)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(340,998)

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	0
Total Adjustments	$(4,560,480)

Adjustments to Determine Compensation “Actually Paid” for Non-PEOs (Average) (a)	2025

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY (a)	$(1,095,262)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,055,108
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(522,778)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(60,031)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	0
Total Adjustments	$(622,963)

(a)
For performance-based LTIP Units, fair value reflects the achievement based on actual performance of the Company and indices through each fiscal year end as well as future performance of the Company and indices calculated through Monte Carlo simulation analyses by an independent 3rd party, multiplied by an illiquidity discount due to their post-vesting restrictions and a discount for book-up risk, where applicable. For the time-based LTIP units, fair value reflects stock price at the end of each fiscal year multiplied by an illiquidity discount due to their post-vesting restrictions and a discount for book-up risk, where applicable. The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable FY is inclusive of Elective LTIP Units under the Company’s Bonus Exchange Program

Tabular List of Important Financial Measures

The following table reflects the financial measures that we have determined represent the most important financial measures used to link compensation actually paid to performance for 2025:

Most Import Financial Measures for 2025
FFO per diluted Share and Common OP Unit
REIT Portfolio Leasing Activity
Leverage – Net Debt/EBITDA
Transaction Activity
Relative TSR vs. Nareit Equity Shopping Center Index
Relative TSR vs. Nareit Equity Retail Index

Relationship between Compensation Actually Paid and Financial Measures

Compensation Actually Paid and FFO per Diluted Share
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
$1.26
$1.02
$1.28
$1.12
$1.19
$7,875
$2,281
-$618
$335
$9,293
$2,334
$16,740
$3,195
$2,362
$1,087
2021
2022
2023
2024
2025
*Compensation in $000s
PEO Pay
NEO Pay
FFO per Share

Compensation Actually Paid and TSR Performance

$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
$7,875
$2,281
$165.05
$158.29
$144.36
$108.98
-$618
$335
$161.74
$135.43
$9,293
$2,334
$16,740
$199.76
$189.29
$3,195
$182.01
$176.72
$2,362
$1,087
2021
2022
2023
2024
2025
PEO Pay
NEO Pay
AKR TSR
PG TSR

Compensation in $000s

Compensation Actually Paid and Net Income
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
2021
2022
2023
2024
2025
$7,875
$2,281
26,030
$335
-$618
-65,251
$9,293
$2,334
-1,749
$16,740
$3,195
8,139
$2,362
$1,087
-40,011
*Compensation in $000s
PEO Pay
NEO Pay
Net Income

ACADIA REALTY TRUST

COMPENSATION COMMITTEE REPORT (1)

Executive Summary

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The members of the Compensation Committee for the 2025 fiscal year were Messrs. Spitz and Denien, and Ms. Woodhouse.

Compensation Committee

William T. Spitz, Chairperson

Mark Denien

Hope Woodhouse

_____________________

Note:

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE INFORMATION

Independent Registered Public Accounting Firm Compensation

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's consolidated financial statements as included in the Company's Form 10-K, for rendering an opinion on the Company's internal control over financial reporting and for reviews of the consolidated financial statements as included in the Company's Forms 10-Q, were $1,014,000 and $997,900 for the years ended December 31, 2025 and 2024, respectively.

Fees billed for professional services rendered by Deloitte & Touche LLP for equity transactions were $140,000 and $195,000 for the years ended December 31, 2025 and 2024, respectively.

Audit Related Fees

The aggregate fees billed by the Deloitte & Touche LLP for the years ended December 31, 2025 and 2024 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $283,500 and $283,500, respectively. This generally includes fees for stand-alone audits of subsidiaries.

Tax Fees

Fees billed for professional services rendered by Deloitte & Touche LLP for tax preparation and compliance were $474,021 and $452,073 for the years ended December 31, 2025 and 2024, respectively.

All Other Fees

There were no other fees billed for products or services provided by Deloitte & Touche LLP other than the services listed in “Audit Fees,” “Audit Related Fees” and “Tax Fees,” above, for the years ended December 31, 2025 and 2024.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for approving the engagement of Deloitte & Touche LLP to perform audit and non-audit services on behalf of the Company or any of its subsidiaries before Deloitte & Touche LLP provides those services. The Audit Committee has pre-approved services other than the audit of the Company's year-end financial statements as follows: (i) audit services in connection with financial statements of acquired properties prepared in accordance with Section 3-14 of Regulation S-X at a cost not to exceed $100,000 per quarter; (ii) non-audit services in connection with equity issuances at a cost not to exceed $100,000 per quarter; and (iii) other non-audit services in an amount not to exceed $100,000 per annum. Non-audit services in excess of these limits require the approval of the Audit Committee. All fees for audit and non-audit services were approved by the Audit Committee pursuant to its charter or pursuant to the pre-approval policy discussed above.

REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee presently consists of the following members of the Board of Trustees of the Company: Ms. Thurber, Mr. Denien, Mr. McIntyre, and Mr. Spitz, all of whom meet the independence requirements for audit committee members under the NYSE listing standards.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2025 with the Company's management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), and matters required to be discussed based on SEC requirements.

The Audit Committee has received the written disclosures from the Company’s independent auditors required by the PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) regarding the independent auditors’ independence and has discussed with the independent auditors, the independent auditors’ independence.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Audit Committee

Mark Denien, Chairperson

Lynn C. Thurber

Kenneth A. McIntyre

William T. Spitz

Note:

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes. The Board of Trustees has previously adopted an Audit Committee Charter that may be found on the Company's website at www.acadiarealty.com. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company's authorized capital consists of 200,000,000 Common Shares. As of March 16, 2026, the Company had 131,067,861 Common Shares outstanding, which shares were held by 218 record holders. In addition, as of March 16, 2026, Acadia Realty Limited Partnership had 6,211,013 outstanding common OP Units, which are generally entitled to be exchanged on a one-for-one basis for Common Shares, and 188 preferred OP Units.

The Company is not aware of any person or any group within the meaning of Section 13(d)(3) of the Exchange Act that is the beneficial owner of more than 5% of any class of the Company's voting securities other than as set forth in the table below. The Company does not know of any arrangements at present, the operation of which may, at a subsequent date, result in a change in control of the Company.

The following table sets forth, as of March 16, 2026, certain information concerning the holdings of each person known to the Company to be a beneficial owner of more than 5% of the Common Shares at March 16, 2026, all Common Shares beneficially owned by each Trustee, each nominee for Trustee, each Named Executive Officer named in the Summary Compensation Table appearing elsewhere herein and by all Trustees and executive officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned		Percent of Class

5% Beneficial Owners
BlackRock, Inc. (1)	22,219,518		16.95
FMR LLC (2)	19,271,954		14.70
Cohen & Steers, Inc. (3)	18,743,335		14.30
The Vanguard Group, Inc. (4)	13,127,013		10.02

Trustees and Executive Officers (5)
Kenneth F. Bernstein	2,919,854	(6)	2.23
John Gottfried	296,226	(7)	*
Joseph Napolitano	129,838	(8)	*
Jason Blacksberg	237,471	(9)	*
Reginald Livingston	60,791	(10)	*
Mark. A Denien	27,645	(11)	*
Kenneth A. McIntyre	17,812	(12)	*
William T. Spitz	95,025	(13)	*
Lynn C. Thurber	82,412	(14)	*
Lee S. Wielansky	123,458	(15)	*
Hope B. Woodhouse	9,393	(16)	*
C. David Zoba	83,589	(17)	*
All Executive Officers and Trustees as a Group (12 persons)	4,070,883	(18)	3.11

Notes:

* Represents less than 1%.

(1) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to BlackRock, Inc. is based solely on a Schedule 13G/A BlackRock, Inc. filed with the SEC on July 17, 2025 (the “BlackRock 13G/A”).

The principal business office address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. According to the BlackRock, Inc. 13G/A, the reporting entities ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Blackrock, Inc.	21,748,810	—	22,219,518	—

(2) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to FMR LLC (“FMR”) is based solely on a Schedule 13G/A FMR filed with the SEC on September 8, 2025 (“FMR 13G”).

The principal business office address of FMR is 245 Summer Street, Boston, MA 02210. According to the FMR 13G, FMR ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
FMR LLC	—	—	19,271,954	—

(3) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to Cohen & Steers, Inc. (“Cohen & Steers”) is based solely on a Schedule 13G/A Cohen & Steers filed with the SEC on November 14, 2025 (“Cohen & Steers 13G/A”).

The principal business office address of Cohen & Steers is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036. According to the Cohen & Steers 13G/A, Cohen & Steers ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Cohen & Steers, Inc.	14,041,666	—	18,743,335	—

(4) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to The Vanguard Group, Inc. (“The Vanguard Group”) is based solely on the Schedule 13G The Vanguard Group filed with the SEC on March 5, 2026 (the “Vanguard 13G”).

The principal business office address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. According to the Vanguard 13G, The Vanguard Group's ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
The Vanguard Group	—	51,391	—	13,127,013

(5)	The principal business office address of each such person is c/o Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580.
(6)

The Common Shares beneficially owned by Mr. Bernstein in his individual capacity consist of (i) 143,639 OP Units which are immediately exchangeable into a like number of Common Shares and 2,409,623 LTIP Units and (ii) 366,592 Common Shares. The amount reflected does not include 681,602 Restricted LTIP Units, none of which will vest in the next 60 days.

(7)	Represents (i) 286,426 LTIP Units and (ii) 9,800 Common Shares. The amount reflected does not include 198,404 Restricted LTIP Units, none of which will vest in the next 60 days.
(8)	Represents (i) 129,720 LTIP Units and (ii) 118 Common Shares. The amount reflected does not include 128,729 Restricted LTIP Units, none of which will vest in the next 60 days.
(9)	Represents (i) 237,471 LTIP Units. The amount reflected does not include 153,333 Restricted LTIP Units, none of which will vest in the next 60 days.
(10)	Represents (i) 51,065 LTIP Units and (ii) 9,726 Common Shares. The amount reflected does not include 91,797 Restricted LTIP Units, none of which will vest in the next 60 days.

(11)	Represents (i) 27,645 LTIP Units. The amount reflected does not include 18,679 Restricted LTIP Units, 12,579 of which will vest in the next 60 days.
(12)	Represents (i) 1,242 Common Shares and (ii) 16,570 LTIP Units. The amount reflected does not include 12,631 Restricted LTIP Units, 6,531 of which will vest in the next 60 days.
(13)	Represents 95,025 Common Shares. The amount reflected does not include 12,631 Restricted Share Units, 6,531 of which will vest in the next 60 days.
(14)	Represents 82,412 Common Shares. The amount reflected does not include 18,391 Restricted Share Units, 12,291 of which will vest in the next 60 days.
(15)	Represents (i) 70,611 Common Shares and (ii) 52,847 LTIP Units. The amount reflected does not include 14,187 Restricted LTIP Units, 7,049 of which will vest in the next 60 days.
(16)

Represents (i) 7,439 Common Shares and (ii) 1,954 LTIP Units. The amount reflected does not include 2,502 Restricted Share Units, 2,502 of which will vest in the next 60 days or 10,129 Restricted LTIP Units, 4,028 of which will vest in the next 60 days.

(17)	Represents 4,890 Common Shares and 66,068 LTIP Units. The amount reflected does not include 12,631 Restricted LTIP Units, 6,531 of which will vest in the next 60 days.
(18)	See Notes (6) through (17).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investment-Related Fees

Although the Company does not believe it is a conflict of interest or a related party transaction, the Company notes that it earned property management, construction development, legal and leasing fees from its investments in unconsolidated partnerships totaling $4,729,666 for the year ended December 31, 2025.

Review and Approval of Related Person Transactions.

The Audit Committee reviews and approves all related party transactions. Related parties include any (i) person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common shares, or (iii) immediate family member of any of the foregoing. A related party transaction means any transaction required to be disclosed by the Company pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. The Company's legal and accounting staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and NEOs with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. The Company does not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in the best interest of the Company and its shareholders.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company's Annual Report to Shareholders is being provided to each shareholder of the Company along with this Proxy Statement. Upon written request of any record or beneficial owner of Common Shares of the Company whose proxy was solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2025. A request for a copy of such Annual Report on Form 10-K should be made in writing, addressed to Acadia Realty Trust, 411 Theodore Fremd, Suite 300, Rye, NY 10580, Attention: Corporate Secretary. Copies of the Annual Report to Shareholders and Annual Report on Form 10-K may be found on the Company's website at www.acadiarealty.com. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting or any postponement or adjournment thereof, proxies will be voted by the proxy holders in their discretion.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company's 2027 proxy statement and form of proxy. In accordance with Rule 14a-8, these proposals must be received by the Company on or before November 25, 2026. All such proposals must be submitted in writing to the Corporate Secretary of the Company at the following address: Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580, Attention: Corporate Secretary.

In addition, if you desire to bring business (including Trustee nominations) before the Company's 2027 Annual Meeting, other than proposals presented under Rule 14a-8, the Company’s current Bylaws provide that you must provide written notice to the Corporate Secretary at the address noted in the preceding paragraph between October 26, 2026 and November 25, 2026; provided, however, if the date of the 2027 Annual Meeting is advanced or delayed by more than 30 days from May 13, 2027 (the anniversary of the date of the Annual Meeting), notice by a shareholder must be delivered not earlier than the 150th day prior to the 2027 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2027 Annual Meeting or the tenth day following the day on which public announcement of the date of 2026 Annual Meeting is first made. You are also advised to review the Company's current Bylaws, which contain additional requirements about advance notice of shareholder proposals and Trustee nominations.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than our nominees for the 2027 Annual Meeting must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of Common Shares representing at least 67% of the voting power of the Company’s Common Shares entitled to vote on the election of trustees in support of trustee nominees other than the Company’s nominees, as required by Rule 14a-19(b) under the Exchange Act.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of its Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected shareholder. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of the Annual Report or the Proxy Statement was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit a request in writing to Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580, Attention: Corporate Secretary. You may also call (914) 288-8100 to request a copy of the Proxy Statement and Annual Report. You may also access the Company's Annual Report and Proxy statement at www.acadiarealty.com/proxy. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

If you are a shareholder of record and would like to revoke your householding consent and receive multiple copies of the Annual Report or Proxy Statement in the future, or if you currently receive multiple copies of these documents and would like only to receive a single copy, please contact the Company at the address listed in the preceding paragraph.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain disclosure in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the Company’s tenants’ ability and willingness to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology (“IT”) security breaches, including increased cybersecurity risks relating to the use of remote technology and artificial intelligence (“AI”); (xv) risks associated with our use of AI tools, which could result in reputational harm, and legal or regulatory liability; (xvi) the loss of key executives; and (xvii) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

By order of the Board of Trustees,

Jason Blacksberg, Secretary

ACADIA REALTY TRUST

411 THEODORE FREMD AVENUE

SUITE 300

RYE, NY 10580

VOTE BY MAIL

Annex A

Reconciliation of GAAP and non-GAAP Financial Metrics

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures such as EBITDA are widely used financial measures in many industries, including the REIT industry, and are presented to assist investors and analysts in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of operating performance, such as gains (or losses) from sales of property and depreciation and amortization and is used in computing various financial ratios as a measure of operational performance. The Company computes EBITDA as the sum of net income before extraordinary items plus interest expense, depreciation, income taxes and amortization, less any gains (losses including impairment charges) on the sale of income producing properties. The Company’s method of calculating EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDA does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.

Reconciliation of Net Income Attributable to Acadia to Pro-Rata REIT Portfolio Adjusted EBITDA (Dollars in thousands)

For the year ended December 31, 2025

Net income attributable to Acadia	$16,896
Adjustments:
Net loss attributable to Acadia’s investment management platform	20,326
Depreciation and amortization	94,324
Interest expense	33,335
Amortization of finance costs	4,785
Above/below market interest	(572)
Gain on disposition of properties	(2,756)
Unrealized holding gains on investment in Albertsons and other	1,362
Provision for income taxes	220
Adjustments for City Point Transaction	1,966
Loss on change in control	9,622
Noncontrolling interest of Operating Partnership	785
Pro-Rata REIT Portfolio Adjusted EBITDA	$180,293

Reconciliation of Consolidated Debt to Net REIT Portfolio Debt

As of December 31, 2025

Consolidated Debt	$1,873,367
Debt attributable to investment management platform	(306,068)
Noncontrolling interest share of debt	(544,661)
REIT Portfolio share of unconsolidated debt	165,952
REIT Portfolio Cash	(26,232)
Unsettled Forward Equity Transactions	(295,461)
Net REIT Portfolio Debt	$866,897

Net Debt to Adjusted EBITDA ratio: 4.8x

Mark, sign, and date your proxy card and return it in the postage-paid envelope the Company has provided or return it to Acadia Realty Trust, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ACADIA REALTY TRUST
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” ALL THE NOMINEES, AND “FOR” PROPOSALS 2 AND 3.

Vote On Trustees
1.	Election of Trustees		For	Against	Abstain
Nominees:
	1a.	Kenneth F. Bernstein	☐	☐	☐
	1b.	Mark A. Denien	☐	☐	☐
	1c.	Kenneth A. McIntyre	☐	☐	☐
	1d.	William T. Spitz	☐	☐	☐
	1e.	Lynn C. Thurber	☐	☐	☐
	1f.	Lee S. Wielansky	☐	☐	☐
	1g.	Hope B. Woodhouse	☐	☐	☐
	1h.	C. David Zoba	☐	☐	☐

Vote On Proposals							For	Against	Abstain
2.	THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.						☐	☐	☐

3.	THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY'S 2026 PROXY STATEMENT.						☐	☐	☐

4.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, Trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

ACADIA REALTY TRUST
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 13, 2026

This Proxy is Solicited on
Behalf of the Board of Trustees

The undersigned shareholder(s) of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoint(s) Kenneth F. Bernstein and Jason Blacksberg, Esq., and each of them, as proxies for the undersigned, each with full power of substitution, to attend the 2026 Annual Meeting of Shareholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/AKR26 at 1:00 p.m. EDT, on May 13, 2026, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revoke(s) any proxy heretofore given with respect to such meeting or any postponement or adjournment thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the Board of Trustees recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 13, 2026: This Proxy Statement and the Company's 2025 Annual Report to Shareholders are available at www.acadiarealty.com/proxy

Address Changes and/or Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)